                                                                   EXHIBIT 10.12

================================================================================



                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  dated as of

                                 June 30, 1998

                                     among

                            TELTRUST HOLDINGS, INC.,

                          THE GUARANTORS PARTY HERETO,

                           THE LENDERS PARTY HERETO,

                                      and

                              FLEET NATIONAL BANK,
                            as Administrative Agent


================================================================================

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I   Definitions.................................................       1
        1.1  Defined Terms..............................................       1
        1.2  Classification of Loans and Borrowings.....................      21
        1.3  Terms Generally............................................      21
        1.4  Accounting Terms; GAAP.....................................      22

ARTICLE II  The Credits.................................................      22
        2.1  Commitments................................................      22
        2.2  Loans and Borrowings.......................................      22
        2.3  Requests for Borrowings....................................      23
        2.4  Letters of Credit..........................................      24
        2.5  Funding of Borrowings......................................      28
        2.6  Interest Elections.........................................      28
        2.7  Termination and Reduction of Commitments...................      29
        2.8  Repayment of Loans; Evidence of Debt.......................      30
        2.9  Prepayment of Loans........................................      31
       2.10  Fees.......................................................      34
       2.11  Interest...................................................      36
       2.12  Alternate Rate of Interest.................................      36
       2.13  Increased Costs............................................      37
       2.14  Break Funding Payments.....................................      38
       2.15  Taxes......................................................      39
       2.16  Payments Generally: Pro Rata Treatment; Sharing of
              Set-Offs..................................................      40
       2.17  Mitigation Obligations; Replacement of Lenders.............      41

ARTICLE III  Guarantee by the Guarantors................................      42
        3.1  The Guarantee..............................................      42
        3.2  Obligations Unconditional..................................      42
        3.3  Reinstatement..............................................      43
        3.4  Subrogation................................................      44
        3.5  Remedies...................................................      44
        3.6  Instrument for the Payment of Money........................      44
        3.7  Continuing Guarantee.......................................      44
        3.8  Rights of Contribution.....................................      44
        3.9  General Limitation on Guarantee Obligations................      45
       3.10  Release of Collateral and Guarantees.......................      45

ARTICLE IV   Representations and Warranties.............................      46
        4.1  Organization; Powers.......................................      46
        4.2  Authorization; Enforceability..............................      46
        4.3  Governmental Approvals; No Conflicts.......................      46

                                      (i)

        4.4  Financial Condition; No Material Adverse Change............      46
        4.5  Properties.................................................      47
        4.6  Litigation and Environmental Matters.......................      48
        4.7  Compliance with Laws and Agreements........................      49
        4.8  Investment and Holding Company Status......................      49
        4.9  Taxes......................................................      49
       4.10  ERISA......................................................      49
       4.11  Disclosure.................................................      50
       4.12  Capitalization.............................................      50
       4.13  Subsidiaries...............................................      50
       4.14  Material Indebtedness, Liens and Agreements................      51
       4.15  Federal Reserve Regulations................................      52
       4.16  Burdensome Restrictions....................................      52
       4.17  Force Majeure..............................................      52

ARTICLE V    Conditions.................................................      52
        5.1  Effective Date.............................................      52
        5.2  Each Extension of Credit...................................      58

ARTICLE VI   Affirmative Covenants......................................      58
        6.1  Financial Statements and Other Information.................      58
        6.2  Notices of Material Events.................................      60
        6.3  Existence; Conduct of Business.............................      61
        6.4  Payment of Obligations.....................................      61
        6.5  Maintenance of Properties; Insurance; Life Insurance.......      61
        6.6  Books and Records; Inspection Rights.......................      62
        6.7  Fiscal Year................................................      62
        6.8  Compliance with Laws.......................................      62
        6.9  Compliance with Agreements.................................      63
       6.10  Use of Proceeds............................................      63
       6.11  Certain Obligations Respecting Subsidiary Guarantors and
               Collateral Security......................................      63
       6.12  ERISA......................................................      64
       6.13  Environmental Matters; Reporting...........................      64
       6.14  Conforming Leasehold Interests; Matters Relating to
               Additional Real Property Collateral......................      64
       6.15  M/C Partners Agreements....................................      67
       6.16  Interest Rate Protection...................................      67
       6.17  Renewal of Customer Contracts..............................      67
       6.18  Year 2000 Compliance.......................................      67

ARTICLE VII  Negative Covenants.........................................      67
        7.1  Indebtedness...............................................      68
        7.2  Liens......................................................      68
        7.3  Contingent Liabilities.....................................      69
        7.4  Fundamental Changes........................................      70
        7.5  Investments; Interest Rate Protection Products.............      70

                                      (ii)

        7.6  Restricted Junior Payments.................................      71
        7.7  Transactions with Affiliates...............................      71
        7.8  Restrictive Agreements.....................................      72
        7.9  Certain Financial Covenants................................      72
       7.10  Lines of Business..........................................      74
       7.11  Modifications of Certain Documents.........................      74
       7.12  Sale/Leaseback Transactions................................      74

ARTICLE VIII Events of Default..........................................      74
        8.1  Events of Default..........................................      74
        8.2  Operate Business...........................................      78
        8.3  Receivership...............................................      79

ARTICLE IX   The Administrative Agent...................................      79
        9.1  Appointment and Authorization..............................      79
        9.2  Fleet's Rights as Lender...................................      80
        9.3  Duties As Expressly Stated.................................      80
        9.4  Reliance By Administrative Agent...........................      80
        9.5  Action Through Sub-Administrative Agents...................      81
        9.6  Resignation of Administrative Agent and Appointment of
               Successor Administrative Agent...........................      81
        9.7  Lenders' Independent Decisions.............................      81

ARTICLE X    Miscellaneous..............................................      82
       10.1  Notices....................................................      82
       10.2  Waivers; Amendments........................................      82
       10.3  Expenses; Indemnity: Damage Waiver.........................      84
       10.4  Successors and Assigns.....................................      85
       10.5  Survival...................................................      88
       10.6  Counterparts; Integration; References to Agreement;
               Effectiveness............................................      88
       10.7  Severability...............................................      89
       10.8  Right of Setoff............................................      89
       10.9  Termination of Prior Credit Agreement......................      89
      10.10  Governing Law; Jurisdiction; Consent to Service of
               Process..................................................      89
      10.11  WAIVER OF JURY TRIAL.......................................      90
      10.12  Headings...................................................      90

                                     (iii)

                              EXHIBITS & SCHEDULES

Schedule 1.1      List of Guarantors
Schedule 2.1      List of Lenders and Revolving Credit Commitments
Schedule 4.5      Proprietary Rights; Real Property Assets
Schedule 4.6      Disclosed Matters
Schedule 4.7      FCC Licenses and Franchises
Schedule 4.11     Management Structure
Schedule 4.12     Capitalization
Schedule 4.13     Subsidiaries
Schedule 4.14     Material Indebtedness, Liens and Agreements
Schedule 7.7      Transactions with Affiliates
Schedule 7.8      Restrictive Agreements


Exhibit A         Form of Revolving Credit Note

Exhibit B         Form of Amended and Restated Pledge Agreement

Exhibit C         Form of Amended and Restated Security Agreement

Exhibit D         Form of Amended and Restated Intellectual Property Security
                    Agreement

Exhibit E         Form of Hazardous Materials Indemnity Agreement

Exhibit F         Form of Opinion of Counsel to Credit Parties

Exhibit G         Form of Opinion of Borrower's General Counsel

Exhibit H         Form of Notice of Borrowing

Exhibit I         Form of Assignment and Acceptance

                                      (iv)

                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of June 30, 1998 among TELTRUST HOLDINGS, INC. (formerly known as Teltrust, Inc.), THE GUARANTORS PARTY HERETO, THE LENDERS PARTY HERETO, and FLEET NATIONAL BANK, as Administrative Agent.

     This Agreement amends, restates and supersedes the Credit Agreement dated as of November 7, 1997 (as amended, and together with the Joinder Agreement dated as of December 31, 1997 causing the "Quest Entities" be joined as Subsidiary Guarantors, the "Prior Credit Agreement") among Teltrust, Inc. (now known as Teltrust Holdings, Inc.), the Guarantors party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent.

     The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


     1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "Acquisition" means any transaction, or any series of related transactions,
      -----------
consummated after the date hereof, by which (i) any Credit Party acquires the business of, or all or substantially all of the assets of, any firm or corporation which is not a Credit Party, or any division of such firm or corporation, located in a specific geographic area or areas, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of a Credit Party becomes a Subsidiary of a Credit Party.

     "Additional Mortgage" has the meaning assigned to such term in Section
      -------------------
6.14(b)(i).

     "Additional Mortgage Policies" has the meaning assigned to such term in
      ----------------------------
Section 6.14(b)(iv).

     "Additional Mortgaged Property" has the meaning assigned to such term in
      -----------------------------
Section 6.14(b).

     "Adjusted Base Rate" means, for any day, a rate per annum equal to the
      ------------------
greater of: (a) the Prime Rate in effect on such day; and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted
                                     ----
Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means Fleet National Bank in its capacity as
      --------------------
administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a
      ----------------------------
form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any Credit Party and (b) none of the Credit Parties shall be Affiliates.

     "Ameritech Agreements" means (i) the Agreement for Services dated as of
      --------------------
February 5, 1998 between Ameritech Services, Inc. and Teltrust Communications Services, Inc.; (ii) the Agreement for the Provision of Billing and Collection Services dated as of April 11, 1998 between Teltrust, Inc. and Ameritech Illinois, Ameritech Illinois Metro, Inc, Ameritech Indiana, Ameritech Michigan, Ameritech Ohio, Wisconsin Bell, Inc. d/b/a Ameritech Wisconsin and Ameritech Services, Inc.; and (iii) the Services Agreement dated as of September 30, 1997 between Quest Group International, Inc. and Ameritech Communications, Inc.

     "Applicable Percentage" means the percentage of the total Revolving Credit
      ---------------------
Commitments represented by such Lender's Revolving Credit Commitment.

     "Applicable Margin" means, for any Type of Loans, for the Initial Payment
      -----------------
Period (as defined below), 1.50% for Base Rate Loans and 2.75% for Eurodollar Loans and for any other Payment Period (as defined below), the respective rates indicated below for Loans of such Type opposite the applicable Total Leverage Ratio indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):

                   Range                       Applicable Margin (% per annum)
                    of                       ----------------------------------
             Total Leverage Ratio            Base Rate Loans   Eurodollar Loans
             --------------------            ---------------   ----------------
     Greater than or equal to 3.00 to 1           1.50%             2.75%

     Greater than or equal to
        2.50 to 1 but less than 3.00 to 1         1.00%             2.25%

     Greater than or equal to
        2.00 to 1 but less than 2.50 to 1         0.75%             2.00%

     Less than 2.00 to 1                          0.25%             1.50%

     For purposes hereof, a "Payment Period" means (i) initially, the period
                             --------------
(the "Initial Payment Period") commencing on the Effective Date through but not
      ------- ------- ------
including the fifth Business Day after the earlier of the due date of the certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 6.1(d) concurrently with the delivery by the Borrower of the financial statements for the fiscal quarter ended September 30, 1998 or the date of the actual receipt by the Administrative Agent of such certificate, and (ii) thereafter, the period commencing on the day immediately succeeding the last day of the prior Payment Period to but not including the fifth Business Day after the earlier of the due date of the next certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 6.1(d) concurrently with the delivery by the Borrower of the financial statements required by
Section 6.1(b) or the date of the actual receipt by the Administrative Agent of such certificate. Subject to and in accordance with the final paragraph of this definition, the Applicable Margin shall be effective for each Payment Period (or in the circumstances described in the final paragraph of this definition, such portion of a Payment Period) whether or not such Payment Period coincides with an Interest Period for Eurodollar Borrowing.

     The Total Leverage Ratio for any Payment Period except the Initial Payment Period shall be determined on the basis of the certificate of a Financial Officer required to be delivered to the Administrative Agent pursuant to Section 6.1(d) concurrently with the delivery by the Borrower of the financial statements required by Section 6.1(b) setting forth, among other things, a calculation of the Total Leverage Ratio as at the last day of the fiscal quarter immediately preceding such Payment Period (i.e. the Total Leverage Ratio for the Payment Period scheduled to commence on the fifth Business Day after the earlier of November 14, 1998 or the date of the actual receipt by the Administrative Agent of the certificate required to be delivered by the Borrower on or before such date pursuant to Section 6.1(d) concurrently with the delivery by the Borrower of the financial statements required by Section 6.1(b), shall be determined on the basis of the Total Leverage Ratio as at September 30, 1998, the Total Leverage Ratio for the next succeeding Payment Period shall be determined on the basis of the Total Leverage Ratio as at December 31, 1998, and so forth), each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based; provided that upon delivery by the Borrower of the certificate required to be delivered by Section 6.1(d) concurrently with the delivery of the financial statements required by Section 6.1(a), the Applicable Margin shall be adjusted retroactively, as of the first day of the then current Payment Period, based on the calculation of the Total Leverage Ratio pursuant to such certificate and financial statements.

     Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be 1.50% for Base Rate Loans and 2.75% for Eurodollar Loans (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) if the certificate of a Financial Officer shall not be delivered when required by Section 6.1(d) (but only, in the case of this clause
(ii), with respect to the portion of such Payment Period prior to the delivery of such certificate).

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit I annexed hereto or any other form approved by the Administrative
   ---------
Agent.

     "Base Rate" when used in reference to any Loan or Borrowing, refers to
      ---------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

     "BellSouth Agreements" means (i) the Operator and Network Services
      --------------------
Agreement between BellSouth Long Distance, Inc. and Teltrust Communications Services, Inc. dated November 21, 1996, together with all schedules and exhibits thereto, (ii) the Interlata Operator and Network Services Agreement between BellSouth Public Communications Inc. and Teltrust Communications Services, Inc. dated February 24, 1997, together with all schedules and exhibits thereto, and
(iii) the Calling Platform and Network Agency Agreement between BellSouth Long Distance, Inc. and Teltrust Communications Services, Inc. dated October 15, 1997, together with all schedules and exhibits thereto.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" means Teltrust Holdings, Inc. (formerly known as Teltrust,
      --------
Inc.), a Utah corporation.

     "Borrowing" means Loans of the same Type, made, converted or continued on
      ---------
the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in Boston, Massachusetts or New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which
                             ------------
banks are not open for dealings in U.S. dollar deposits in the London interbank market.

     "Capital Expenditures" means, for any period, the sum for the Credit
      --------------------
Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made (A) to acquire (through lease, purchase or any other means) or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) and (B) to acquire, create, enhance or modify intangible assets during such period.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Casualty Event" means, with respect to any Property of any Person, any
      --------------
loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" means, collectively, all of the real, personal and mixed
      ----------
property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for all obligations of the Credit Parties hereunder.

     "Collateral Documents" means the Pledge Agreement, the Security Agreement,
      --------------------
the Intellectual Property Security Agreement, the Mortgages and the collateral assignment of the life insurance policy required by Section 6.5(b) and all other instruments or documents delivered by any Credit Party pursuant to this Agreement, the Prior Credit Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for any of its obligations hereunder and under any Interest Rate Protection Products. The Collateral Documents shall include, without limitation all "Collateral Documents" delivered in connection with the Prior Credit Agreement except to the extent that any Collateral Document has been expressly amended and restated or terminated by written acknowledgement of the Lenders, and the Credit Parties hereby ratify and confirm the terms and provisions of all such Collateral Documents, and confirm and agree further that all obligations hereunder which are secured by the Collateral Documents shall be deemed to constitute obligations secured by the Collateral Documents delivered in connection with such Prior Credit Agreement which remain in full force and effect.

     "Communications Act" means the Communications Act of 1934, as amended
      ------------------
(including, without limitation, the Telecommunications Act of 1996), and the rules and regulations issued thereunder, as from time to time in effect.

     "Conforming Leasehold Interest"  means any Recorded Leasehold Interest as
      -----------------------------
to which the lessor has agreed in writing for the benefit of the Administrative Agent (which writing has been delivered to the Administrative Agent), whether under terms of the applicable lease, under the terms of Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold interest or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

"Controlling" and "Controlled" have meanings correlative thereto.
------------       ----------

     "Credit Parties" means the Borrower, the Subsidiary Guarantors and the
      --------------
Holding Company.

     "Debt Service" means, for any period, the sum, for the Credit Parties
      ------------
(determined on a consolidated basis without duplication in accordance with
GAAP), of the following: (a) all regularly scheduled payments of principal of any Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments pursuant to Section 2.9) made during such period plus (b) all Interest Expense for such period.
                             ----

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 4.6 annexed hereto.
                                   ------------

     "Disposition" means any sale, assignment, transfer or other disposition of
      -----------
any property (whether now owned or hereafter acquired) by any Credit Party to any other Person excluding (a) the granting of Liens to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Documents and (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Credit Parties, (iii) any Collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies by the Administrative Agent thereunder and (iv) accounts receivable pursuant to the ZPDI Billing and Collection Documents.

     "Disposition Investment" means, with respect to any Disposition, any
      ----------------------
promissory notes or other evidences of indebtedness or Investments received by any Credit Party in connection with such Disposition.

     "EBITDA" means, for any period, Net Income for the Credit Parties
      ------
(determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, Interest Expense, depreciation, amortization, other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by the Credit Parties) income or loss attributable to equity in Affiliates for such period), excluding any extraordinary and unusual gains or losses during such period and excluding any proceeds of any Casualty Events and Dispositions received by the Credit Parties during such period; provided that for purposes of determining EBITDA for (i) any period of four fiscal quarters ending on March 31, 1998, EBITDA for such period shall equal four times EBITDA for the fiscal quarter ended March 31, 1998; (ii) any period of four fiscal quarters ending on June 30, 1998, EBITDA for such period shall equal two times EBITDA for the six month period ended June 30, 1998; and (iii) any period of four fiscal quarters ending on September 30, 1998, EBITDA for such period shall equal 1.33 times EBITDA for the nine month period ended September 30, 1998.

     "Effective Date" means the date on which the conditions specified in
      --------------
Section 5.1 are satisfied (or waived in accordance with Section 10.2).

     "Effective Date Mortgage" has the meaning assigned to such term in Section
      -----------------------
5.1(f)(i).

     "Effective Date Mortgage Policies" has the meaning assigned to such term in
      --------------------------------
Section 5.1(f)(vii).

     "Effective Date Mortgaged Property" has the meaning assigned to such term
      ---------------------------------
in Section 5.1(f)(i).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Rights" means, with respect to any Person, any subscriptions,
      -------------
options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with any Credit Party, is treated as a single employer under
Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar" when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Section 8.1.
      ----------------

     "Excess Cash Flow" means, for any fiscal year, EBITDA for such fiscal year
      ----------------
minus (to the extent not deducted in computing EBITDA) (i) Debt Service for such
-----
fiscal year minus (ii) the aggregate amount of all Capital Expenditures made
            -----
during such fiscal year minus (iii) the aggregate amount paid, or required to be
                        -----
paid, in cash in respect of income, franchise, real estate and other like taxes for such fiscal year minus (iv) any net increase in Working Capital during such
                     -----
fiscal year plus (v) any net decrease in Working Capital during such fiscal
            ----
year.

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

     "Facilities" means any and all real property (including, without limitation
      ----------
all buildings, fixtures or other improvements located thereon) now or hereafter or heretofore owned, leased, operated or used by any Credit Party or any of their respective predecessors.

     "FCC" means The Federal Communications Commission or any governmental
      ---
authority succeeding to any of its functions.

     "FCC Licenses" means any telephone, microwave, personal communications,
      ------------
paging or other license, authorization, certificate of compliance, franchise, approval or permit, granted or issued by the FCC and held by any of the Credit Parties which enables such Credit Party to engage in its telecommunications business.

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting
      -----------------
officer, treasurer or controller of the Borrower.

     "First Priority"  means, with respect to any Lien purported to be created
      --------------
in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien (other than Liens permitted pursuant to Section 7.2 to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

     "Fixed Charge Coverage Ratio" means, as at any date, the ratio of (a)
      ---------------------------
EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date minus the aggregate amount of all Capital Expenditures made
                   -----
during such period to (b) the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) all Debt Service for such period plus (ii) the aggregate amount
                                                ----
paid, or required to be paid (without duplication), in cash in respect of income, franchise, real estate and other like taxes for such period.

     "Fleet" means Fleet National Bank, a national bank.
      -----

     "Flood Hazard Property" means a Mortgaged Property located in an area
      ---------------------
designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "Foreign Lender" means any Lender that is organized under the laws of a
      --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Franchise" means any franchise, right of way, permit, license or other
      ---------
authorization granted by any Governmental Authority, including all laws, regulations and ordinance relating thereto, for the construction, operation and maintenance of a telecommunications system, or for the provision of purchase of telecommunications services, and shall include, without limitation, all FCC Licenses and certificates of compliance or other documents which are required to be issued by or filed with the FCC.

     "GAAP" means generally accepted accounting principles as in effect from
      ----
time to time in the United States of America.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. Without limiting the foregoing, "Governmental Authority" shall include the FCC.

     "Guarantee" means a guarantee, an endorsement, a contingent agreement to
      ---------
purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a
                      ---------       ----------
correlative meaning.

     "Guaranteed Obligations" has the meaning assigned to such term in Section
      ----------------------
3.1.

     "Guarantors" means, collectively, the Subsidiary Guarantors and the Holding
      ----------
Company.

     "Hazardous Materials" means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Holding Company Reorganization" means the reorganization of the capital
      ------------------------------
structure of the Credit Parties pursuant to which the Holding Company became the direct owner of all outstanding capital stock of the Borrower.

     "Holding Company" means Teltrust Inc., a Delaware corporation formed to
      ---------------
hold all outstanding capital stock of the Borrower pursuant to the Holding Company Reorganization.

     "Indebtedness" means, for any Person: (a) obligations created, issued or
      ------------
incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other
      -----------------
Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

     "Intellectual Property Security Agreement" means the Amended and Restated
      ----------------------------------------
Intellectual Property Security Agreement executed and delivered by each of Credit Parties on the Effective Date and thereafter in accordance with Section 6.11, substantially in the form of Exhibit D annexed hereto, as such agreement
                                   ---------
may be amended, supplemented or otherwise modified from time to time.

     "Interest Expense" means, for any period, the sum, for the Credit Parties
      ----------------
(determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period)

plus (b) the net amounts payable (or minus the net amounts receivable) under
----                                 -----
Interest Rate Protection Products accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Interest Rate Protection Products in effect on the date hereof plus (c) all
                                                               ----
fees, including letter of credit fees and expenses, incurred hereunder during such period.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, each
      ---------------------
Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that would have been the last day of the Interest Period for such Eurodollar Loan had successive three month Interest Periods been applicable to such Eurodollar Loan.

     "Interest Period" means with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three, six or nine months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

          (x) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date,

          (y) no Interest Period for any Revolving Credit Borrowing may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto (and taking into account any then-outstanding Letters of Credit), the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date, and

          (z) notwithstanding the foregoing clause (x), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

     "Interest Rate Protection Products" means any interest rate cap agreements,
      ---------------------------------
interest rate swap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Investment" means, for any Person: (a) the acquisition (whether for cash,
      ----------
Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures and Acquisitions shall not be deemed "Investments" for purposes hereof.
                                  -----------

     "IP Collateral"  means, collectively, the Collateral under the Intellectual
      -------------
Property Security Agreements.

     "Issuing Lender" means Fleet National Bank, in its capacity as the issuer
      --------------
of Letters of Credit hereunder.

     "Landlord Consent and Estoppel" means, with respect to any Leasehold
      -----------------------------
Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in such form as may be approved by the Administrative Agent in its sole discretion.

     "Leasehold Property" means any leasehold interest of any Credit Party as
      ------------------
lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

     "LC Commitment" means the commitment of the Issuing Lender to issue Letters
      -------------
of Credit for the account of the Borrower, as the amount of such commitment may be increased or reduced from time to time by the written agreement of the Borrower, the Issuing Lender, the Required Revolving Credit Lenders and the Administrative Agent. The initial amount of the LC Commitment shall be $10,000,000.

     "LC Disbursement" means a payment made by the Issuing Lender pursuant to a
      ---------------
Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
      -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate
                                                         ----
amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lender" or "Revolving Credit Lender" means (a) initially, a Lender that
      ------      -----------------------
has a Revolving Credit Commitment set forth opposite its name on Schedule 2.1
                                                                 ------------
annexed hereto and (b) thereafter, any Person from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.4.

     "Letter of Credit" means any letter of credit issued pursuant to this
      ----------------
Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to
                                                     ---------
such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan" or "Revolving Credit Loan" means a loan made pursuant to Section
      ----      ---------------------
2.1(a) that utilizes the Revolving Credit Commitment.

     "Loan Documents" means this Agreement, any promissory notes evidencing
      --------------
Loans hereunder, the Collateral Documents and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

     "Material Indebtedness" means Indebtedness (other than the Loans or Letters
      ---------------------
of Credit), or obligations in respect of one or more Interest Rate Protection Products, of any one or more of the Credit Parties in an aggregate principal amount exceeding $100,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Interest Rate Protection Product at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Interest Rate Protection Product were terminated at such time.

     "Material Leasehold Property" means a Leasehold Property reasonably
      ---------------------------
determined by the Administrative Agent to be of material value as Collateral or of material importance to the operations of the Credit Parties.

     "M/C Partners Agreements" means the Securities Purchase Agreement among the
      -----------------------
Holding Company (as successor to the obligations of the Borrower thereunder), Media/Communications Partners III Limited Partnership and M/C Investors L.L.C. dated November 22, 1996, as amended, and all instruments and agreements executed or delivered in connection therewith.

     "Mortgage" means (i) a security instrument (whether designated as a deed of
      --------
trust or a mortgage, leasehold mortgage, collateral assignment of leases and rents or by any similar title) executed and delivered by any Credit Party in such form as may be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local practices, (ii) or at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.  "Mortgages" means all
                                                        ---------
such instruments, including Effective Date Mortgages and any Additional Mortgages, collectively.

     "Mortgaged Property" means an Effective Date Mortgaged Property or an
      ------------------
Additional Mortgaged Property.

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Cash Payments" means,
      -----------------

          (i) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Credit Party in respect of such Casualty Event net of (A) reasonable expenses incurred by any Credit Party in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by any Credit Party in respect of such Casualty Event;

          (ii) with respect to any Disposition, the aggregate amount of all cash payments received by any Credit Party directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements, including all cash payments received in respect of Investments entered into or received in connection with any such Disposition; provided that

               (A) Net Cash Payments shall be net of (I) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by any Credit Party in connection with such Disposition and (II) any Federal, state and local income or other taxes estimated to be payable by any Credit Party as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition; and

               (B) Net Cash Payments shall be net of any repayments by any Credit Party of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

          (iii) with respect to any Public Offering of debt or equity securities or any incurrence of Indebtedness permitted pursuant to Section 7.1(f), the aggregate amount of all cash proceeds received by any Credit Party therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith.

     "Net Income" means, for any period, net income (or loss), excluding
      ----------
extraordinary items, of the Credit Parties (determined in accordance with GAAP on a consolidated basis without duplication).

     "Notice of Borrowing" has the meaning assigned to such term in Section
      -------------------
2.3(a).

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

     "Permitted Investments" means:
      ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" means the Amended and Restated Pledge Agreement executed
      ----------------
and delivered by each of the Credit Parties with respect to all issued and outstanding capital stock of the Borrower and each Subsidiary Guarantor on the Effective Date and thereafter in accordance with Section 6.11, substantially in the form of Exhibit B annexed hereto; as such agreement may be amended,
            ---------
supplemented or otherwise modified from time to time.

     "Post-Default Rate" means, for Base Rate Loans, a rate per annum equal to
      -----------------
the Adjusted Base Rate plus the Applicable Margin plus 2%, and, for Eurodollar
                       ----                       ----
Loans, a rate per annum equal to the Adjusted LIBO Rate plus the Applicable
                                                        ----
Margin plus 2%.
       ----

     "Prime Rate" means the rate of interest per annum publicly announced from
      ----------
time to time by Fleet National Bank, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Prior Credit Agreement" has the meaning assigned to such term in the
      ----------------------
preamble to this Agreement.

     "Pro Forma Debt Service" means the aggregate amount (determined in
      ----------------------
accordance with GAAP on a consolidated basis) of scheduled principal payments (including the principal component of any payments in respect of Capital Lease Obligations, and all required principal payments resulting from automatic Revolving Credit Commitment reductions under Section 2.7, but excluding any prepayments pursuant to Section 2.9), premium, if any, and interest payable or guaranteed by the Credit Parties for a specified period following the date as to which Pro Forma Debt Service is to be determined in respect of all Indebtedness outstanding on such date. For purposes of this definition, interest on any Indebtedness which is payable at a floating or variable rate shall be determined on the basis of the interest rate on the date as of which Pro Forma Debt Service is to be determined.

     "Pro Forma Debt Service Coverage Ratio" means, as at any date, the ratio of
      -------------------------------------
(a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date, to (b) Pro Forma Debt Service for the period of four consecutive fiscal quarters immediately following such date.

     "Property" means any interest of any kind in property or assets, whether
      --------
real, personal or mixed, and whether tangible or intangible.

     "PTO" means the United States Patent and Trademark Office or any successor
      ---
or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

     "Public Offering" means any offering of debt or equity securities (a)
      ---------------
registered under the Securities Act of 1933, as amended, or (b) sold pursuant to the provisions of Rule 144A (or any successor rule) adopted under the Securities Act of 1933, as amended.

     "Quarterly Dates" means the last Business Day of March, June, September and
      ---------------
December in each year, the first of which shall be the first such day after the Effective Date of this Agreement.

     "RBOC" means BellSouth Long Distance, Inc., BellSouth Public
      ----
Communications, Inc., Ameritech Services, Inc., Ameritech Illinois, Ameritech Illinois Metro, Inc, Ameritech Indiana, Ameritech Michigan, Ameritech Ohio, and Wisconsin Bell, Inc. d/b/a Ameritech Wisconsin.

     "RBOC Agreements" means the Ameritech Agreements and the Bell South
      ---------------
Agreements.

     "Real Property Asset" means, at any time of determination, any fee
      -------------------
ownership or leasehold interest then owned by any Credit Party in any real property.

     "Recorded Leasehold Interest" means a Leasehold Property with respect to
      ---------------------------
which a Recorded Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property. For purposes of this definition, the term "Recorded Document" means, with respect to any Leasehold
                      -----------------
Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent.

     "Register" has the meaning assigned to such term in Section 10.4.
      --------

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Revolving Credit Lenders" means, at any time, Lenders having
      ---------------------------------
Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments representing at least 66 2/3% of the sum of the total Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments at such time.

     "Restricted Junior Payment" means (i) any dividend or other distribution,
      -------------------------
direct or indirect, on account of any shares of any class of stock of any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Credit Party now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Credit Party now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to Subordinated Indebtedness, and (v) any payment of any kind made to any Affiliate of any Credit Party in respect of management consulting or other services provided to any Credit Party.

     "Revolving Credit Availability Period" means the period from and including
      ------------------------------------
the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

     "Revolving Credit Commitment" means, with respect to each Lender, the
      ---------------------------
commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.9 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.1, or in
                                                             ------------
the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $25,000,000.

     "Revolving Credit Commitment Reduction Date" means the Quarterly Dates
      ------------------------------------------
falling on or nearest to March 31, June 30, September 30, and December 31 of each year, commencing with March 31, 1999 through and including the Revolving Credit Maturity Date.

     "Revolving Credit Exposure" means, with respect to any Revolving Credit
      -------------------------
Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.

     "Revolving Credit Maturity Date" means the last Business Day in December,
      ------------------------------
2002.

     "Revolving Credit Note" means the Revolving Credit Note of the Borrower
      ---------------------
issued to each of the Lenders, substantially in the form of Exhibit A annexed
                                                            ---------
hereto.

     "Security Agreement" means the Amended and Restated Security Agreement
      ------------------
executed and delivered by each of the Credit Parties on the Effective Date and thereafter in accordance with Section 6.11, substantially in the form of Exhibit C annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Special Counsel" means Palmer & Dodge LLP, in its capacity as special
      ---------------
counsel to Fleet National Bank, as Administrative Agent of the credit facilities contemplated hereby.

     "Statutory Reserve Rate" means, with respect to the Adjusted LIBO Rate, a
      ----------------------
fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum
                                           -----
reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Indebtedness" means Indebtedness of the Holding Company,
      -------------------------
incurred after the Effective Date with the prior written consent of the Administrative Agent and the Required Revolving Credit Lenders, which matures in its entirety later than the Loans and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to all of the Credit Parties' other obligations to the Lenders hereunder by provisions satisfactory in form and substance to the Required Revolving Credit Lenders, the Administrative Agent and Special Counsel.

     "Subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless
                                                   ------------
the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

     "Subsidiary Guarantors" means, collectively each Subsidiary of the Borrower
      ---------------------
existing on the Effective Date (other than dot.One, Inc.), all of which Subsidiaries are listed on Schedule 1.1 hereto, and each entity which from time to time becomes a Subsidiary of the Borrower.

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Title Company" means, collectively, Lawyer's Title Insurance Corporation,
      -------------
and one or more other title insurance companies reasonably satisfactory to the Administrative Agent.

     "Total Debt" means all Indebtedness of the Credit Parties (determined on a
      -----------
consolidated basis without duplication in accordance with GAAP) excluding Subordinated Indebtedness.

     "Total Interest Coverage Ratio" means, as at any date, the ratio of (a)
      -----------------------------
EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum of Interest Expense payable in cash for such period.

     "Total Leverage Ratio" means, as at any date, the ratio of (a) Total Debt,
      --------------------
to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

     "Transactions" means (a) with respect to the Borrower, the execution,
      ------------
delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.

     "Type" when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent
      ---
legislation) as in effect in any applicable jurisdiction.

     "U.S. dollars" or "$" refers to lawful money of the United States of
      ------------      -
America.

     "Wholly Owned Subsidiary" means, with respect to any Person at any date,
      -----------------------
any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital" means, at any date, the difference between the aggregate
      ---------------
current assets and the aggregate current liabilities of the Credit Parties at such date (determined on a consolidated basis without duplication in accordance with GAAP.)

     "Year 2000 Problem" has the meaning assigned to such term in Section 6.18.
      -----------------

     "ZPDI" means Billing Information Concepts, Inc., f/k/a Zero Plus Dialing,
      ----
Inc.

     "ZPDI Billing and Collection Documents" means those certain agreements
      -------------------------------------
listed on Schedule 4.14(c) annexed hereto between or among ZPDI, the Credit
          ----------------
Parties and local exchange carriers, pursuant to which ZPDI provides billing, collection and advance payment services for the Credit Parties.

     1.2 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Base Rate Loan" or a "Eurodollar Loan"). In similar fashion, Borrowings may be classified and referred to by Type.

     1.3 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in Articles VI and VII in respect of the affirmative and negative covenants to be performed by the Borrower shall be interpreted to mean, with respect to Article VI, that the Borrower will, and will cause each Subsidiary Guarantor to comply with such covenant, and, with respect to Article VII, that the Borrower will not, and will not permit the Subsidiary Guarantors to, violate such covenant.

     1.4 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Revolving Credit Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                  THE CREDITS


     2.1  COMMITMENTS.

     (a) Revolving Credit Loans.  Subject to the terms and conditions set forth
         ----------------------
herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Loans exceeding such Lender's Revolving Credit Commitment, provided that the total Revolving Credit Exposure shall not at any time exceed the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

     2.2  LOANS AND BORROWINGS.

     (a) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $100,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an aggregate amount at least equal to $100,000 or any greater multiple of $100,000, provided that
(i) a Base Rate Borrowing of Revolving Credit Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments, and (ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four Eurodollar Borrowings outstanding. The Borrower shall be deemed to have automatically requested a Revolving Credit Borrowing on the Effective Date for the purpose of replacing the outstanding revolving credit loans under the Prior Credit Agreement with a Revolving Loan hereunder, and any and all accrued interest, fees and other amounts payable by the Borrower under the Prior Credit Agreement shall be deemed to be obligations of the Borrower payable hereunder.

     2.3  REQUESTS FOR BORROWINGS.

     (a) The Borrower shall request a Revolving Credit Borrowing, by delivery of a written notice (a "Notice of Borrowing"), substantially in the form of Exhibit
                     -------------------                                 -------
H annexed hereto with the blanks therein appropriately completed, to the
-
Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing not later than 1:00 p.m., Boston, Massachusetts time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e) may be given not later than 1:00 p.m., Boston, Massachusetts time, on the date of the proposed Borrowing. Each such Notice of Borrowing shall be irrevocable and shall be signed by a Financial Officer of the Borrower.

     (b) Each Notice of Borrowing shall specify the following information in compliance with Section 2.2:

          (i) the aggregate amount of such Borrowing;

          (ii) the effective date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5; and

          (vi) a calculation of Total Leverage Ratio immediately after the requested Borrowing.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     2.4  LETTERS OF CREDIT.

     (a) General.  Subject to the terms and conditions set forth herein, in
         -------
addition to the Revolving Credit Loans provided for in Section 2.1(a), the Borrower may request the issuance of Letters of Credit for its own account by the Issuing Lender, in a form reasonably acceptable to the Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
         ---------------------------------------------------------------------
To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this Section 2.4) shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments. The Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall prompltly notify the Lenders following any issuance of any Letter of Credit hereunder.

     (c) Expiration Date.  Each Letter of Credit shall expire (without giving
         ---------------
effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension) provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than one year beyond its current expiration date, and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the date that is five Business Days prior to the Revolving Credit Maturity Date.

     (d) Participations.  By the issuance of a Letter of Credit (or an amendment
         --------------
to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender, the Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.4, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit issued in accordance with the terms hereof is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement.  If the Issuing Lender shall make any LC Disbursement in
         -------------
respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Boston, Massachusetts time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 1:00 p.m., Boston, Massachusetts time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

     If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice (if received prior to 1:00 p.m. on a Business Day, or otherwise on the next Business Day), each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Revolving Credit Loans made by such Lender (and Section 2.5 shall apply to the payment obligations of the Revolving Credit Lenders, treating each such payment as a Loan for this purpose), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f)  Obligations Absolute.  (i)  The Borrower's obligation to reimburse LC
          --------------------
Disbursements as provided in paragraph (e) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     (ii) Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or wilful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Subject in all respects to the foregoing, the parties hereto expressly agree that:

          (A) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (B) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

          (C) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

     (g) Disbursement Procedures.  The Issuing Lender shall, promptly following
         -----------------------
its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

     (h) Interim Interest.  If the Issuing Lender shall make any LC Disbursement
         ----------------
in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
Section 2.4, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.4 to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

     (i) Cash Collateralization.  If either (i) an Event of Default shall occur
         ----------------------
and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.8 or 2.9(b), the Borrower shall immediately deposit with the Issuing Lender an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to
Section 2.8 or 2.9(b), the amount required under Section 2.8 or 2.9(b), as the case may be; provided that the obligation to deposit cash collateral in an amount equal to the LC Exposure plus any accrued and unpaid interest thereon shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Credit Parties hereunder.

     2.5  FUNDING OF BORROWINGS.

     (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts and designated by the Borrower in the applicable Notice of Borrowing; provided that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the Issuing Lender.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
2.5 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     2.6  INTEREST ELECTIONS.

     (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.6. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section 2.6, the Borrower shall deliver a Notice of Borrowing to the Administrative Agent of such election by the time that such notice would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Notice of Borrowing shall be irrevocable and shall be signed by a Financial Officer of the Borrower.

     (c) Each Notice of Borrowing shall specify the Borrowing to which such Notice of Borrowing applies (and, if different options for continuations or conversions are being elected with respect to different portions of the same Borrowing, the portions thereof to be allocated to each resulting Borrowing), together with all information required under Section 2.3. If any such Notice of Borrowing requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of a Notice of Borrowing, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Notice of Borrowing with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Revolving Credit Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

     2.7  TERMINATION AND REDUCTION OF COMMITMENTS.

     (a) Unless previously terminated, the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date.

     (b) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced, in addition to any mandatory reductions under Section 2.9(b) and any optional reductions under Section 2.7(c), at the close of business on each Revolving Credit Commitment Reduction Date set forth in column
(A) below by the amount set forth in column (B) below, in each case, opposite such Revolving Credit Commitment Reduction Date:

                      (A)                       (B)

                Revolving Credit
              Commitment Reduction           Amount of
               Date Falling on or          Revolving Credit
                   Nearest to:           Commitment Reduction
                   ----------            --------------------
                March 31, 1999              $  625,000
                June 30, 1999               $  625,000
                September 30, 1999          $  625,000
                December 31, 1999           $  625,000


                March 31, 2000              $1,250,000
                June 30, 2000               $1,250,000
                September 30, 2000          $1,250,000
                December 31, 2000           $1,250,000

                March 31, 2001              $1,875,000
                June 30, 2001               $1,875,000
                September 30, 2001          $1,875,000
                December 31, 2001           $1,875,000

                March 31, 2002              $2,500,000
                June 30, 2002               $2,500,000
                September 30, 2002          $2,500,000
                December 31, 2002           $2,500,000

     (c) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is at least equal to $500,000 or any greater multiple of $100,000, and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

     (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Revolving Credit Commitments under paragraph (c) of this
Section 2.7 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.7 shall be irrevocable; provided that a notice of termination of Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Revolving Credit Commitments shall be permanent. Each reduction of Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

     2.8  REPAYMENT OF LOANS; EVIDENCE OF DEBT.

     (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitments the aggregate principal amount of the Revolving Credit Exposure shall exceed the aggregate Revolving Credit Commitments, the Borrower shall pay Revolving Credit Loans (and provide cover for LC Exposure as specified in Section 2.4(i)) in an aggregate amount equal to such excess.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.8 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) The Borrower shall prepare, execute and deliver to each Lender prior to the Effective Date a Revolving Credit Note in the principal amount of such Lender's Revolving Credit Commitment payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     2.9  PREPAYMENT OF LOANS.

     (a) Optional Prepayments.  The Borrower shall have the right at any time
         --------------------
and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section 2.9.

     (b) Mandatory Prepayments.  The Borrower shall make prepayments of the
         ---------------------
Loans hereunder (and permanently reduce the Revolving Credit Commitments hereunder) as follows:

          (i) Casualty Events.  Within 60 days following the receipt by any
              ---------------
     Credit Party of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Credit Party (or upon such earlier date as such Credit Party, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such proceeds shall be applied to the prepayment of Loans, cover for LC Exposure and reduction of Revolving Credit Commitments as provided in this clause (i) at the expiration of such twelve-month period) but only if and to the extent that the aggregate amount of such proceeds received after the Effective Date on account of all Casualty Events is greater than $100,000 in excess of the aggregate amount applied or committed to be applied after the Effective Date to the repair or replacement of such property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this Section 2.9(b).

          (ii) Life Insurance Proceeds.  Immediately upon the receipt by any
               -----------------------
     Credit Party of the proceeds of the life insurance required to maintained in accordance with Section 6.5(b), the Borrower shall prepay the Loans (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Revolving Credit Commitments shall be subject to automatic reduction, in the aggregate amount of such proceeds, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
     (vii) of this Section 2.9(b).

          (iii)  Incurrence of Debt or Public Offering of Securities.  Without
                 ---------------------------------------------------
     limiting the obligation of the Credit Parties to obtain the consent of the Required Revolving Credit Lenders to any incurrence of Indebtedness or sale of debt or equity securities not otherwise permitted hereunder, the Borrower agrees, on or prior to the closing of any incurrence of Indebtedness pursuant to Section 7.1(f) or any Public Offering of securities by any Credit Party to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such incurrence of Indebtedness or Public Offering of securities that will (on the date of such incurrence or Public Offering) be received by any Credit Party in cash and the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Revolving Credit Commitments hereunder shall be subject to automatic reduction, upon the date of such incurrence of Indebtedness or Public Offering of securities, in an aggregate amount equal to 100% of the amount of the Net Cash Payments of such incurrence or Public Offering received by any Credit Party, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this Section 2.9(b), provided that this clause (iii) shall not apply to up
                          -------- ----
     to $60,000,000 in Net Cash Payments received in the initial public offering and sale of equity securities by the Holding Company prior to August 31, 1998.

          (iv) Sale of Assets.  Without limiting the obligation of the Borrower
               --------------
     to obtain the consent of the Required Revolving Credit Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Credit Party, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Credit Party in cash, indicating on such statement whether the Borrower intends to reinvest such Net Cash Payments or will be prepaying the Loans, as hereinafter provided, and the Borrower shall either (A) reinvest such Net Cash Payments within 180 days after receipt into replacement assets pursuant to one or more Capital Expenditures permitted hereunder or (B) prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Revolving Credit Commitments hereunder shall be subject to automatic reduction, as follows:

               (w) upon the date of such Disposition (or on the date (the "Reinvestment Deadline Date") which is 180 days after the date of such Disposition if the Borrower had indicated on the statement as hereinabove required that it intended to reinvest the Net Cash Proceeds of such Disposition), in an aggregate amount equal to 100% of the amount of the Net Cash Payments of such Disposition, to the extent received by any Credit Party in cash (and not reinvested) on the date of such Disposition (or, if applicable, on the Reinvestment Deadline Date"); and

               (x) thereafter, on the date of receipt, to the extent any Credit Party shall receive Net Cash Payments in cash under deferred payment arrangements or in respect of any Disposition Investment, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and
          -----
          not previously deducted in the determination of Net Cash Payments plus
                                                                            ----
          (or minus, as the case may be) (C) any other adjustment received or
              -----
          paid by any Credit Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.

     Prepayments of Loans (and cover for LC Exposure) and reductions of Revolving Credit Commitments shall be effected in each case in the manner and to the extent specified in clause (vii) of this Section 2.9(b). Notwithstanding anything to the contrary, the Borrower shall not be required to make any prepayment and no reduction of Revolving Credit Commitments shall be effected pursuant to this Section 2.9(b)(iv) with respect to the first $100,000 of the aggregate amount of Net Cash Payments from Dispositions received by the Credit Parties after the Effective Date.

          (v) Excess Cash Flow.  Not later than the date 90 days after the end
              ----------------
     of each fiscal year of the Borrower commencing with Excess Cash Flow for the fiscal year ending December 31, 1999, the Borrower agrees to prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.04(i)), and the Revolving Credit Commitments hereunder shall be subject to automatic reduction, in an amount equal to 50% of Excess Cash Flow with respect to such fiscal year based upon the financial statements for such fiscal year required to be delivered pursuant to Section 6.1(a) and the certificate required to be delivered pursuant to Section 6.1(d); provided that the Borrower shall not be required to make any prepayment and no reduction of the Revolving Credit Commitment shall be effected pursuant to this Section 2.9(b)(v) with respect to any fiscal year if the Total Leverage Ratio as at the last day of such fiscal year shall be less than
     2.00 to 1.

          (vi) RBOC Agreement Termination.  Immediately upon the receipt by any
               --------------------------
     Credit Party of any fee or penalty payment payable by any RBOC arising out of any termination, cancellation or material modification of any of the RBOC Agreements, the Borrower shall prepay the Loans (and provide cover for LC Exposure as specified in Section 2.4(i), and the Revolving Credit Commitments shall be subject to automatic reduction, in the aggregate amount of such payment, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this
     Section 2.9(b).

          (vii)  Application.  Upon the occurrence of any of the events
                 -----------
     described in the above paragraphs of this Section 2.9(b), the amount of the required reductions and prepayments shall be applied to permanently reduce the Revolving Credit Commitments ratably in accordance with the Lenders' respective then-outstanding aggregate amounts of such Revolving Credit Commitments and Loans (and to the simultaneous prepayment of, first, Revolving Credit Loans, and, second, cover for LC Exposure, in an amount equal to such required reduction of Revolving Credit Commitments), provided that to the extent any such required reduction of Revolving Credit Commitments shall exceed the then-outstanding aggregate principal amount of Revolving Credit Loans and LC Exposure, such excess shall be for the account of the Borrower. No mandatory prepayment of Revolving Credit Loans or reduction of the Revolving Credit Commitments pursuant to this Section
     2.9 shall affect the automatic reductions of the Revolving Credit Commitments provided for under Section 2.7 hereof.

     (c) Notification of Prepayments.  The Borrower shall notify the
         ---------------------------
Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Revolving Credit Commitments as contemplated by Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this Section 2.9 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.

     (d) Prepayments Accompanied by Interest.  Prepayments shall be accompanied
         -----------------------------------
by accrued interest to the extent required by Section 2.11.

     2.10 FEES.

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.5% on the daily average unused amount of the respective Revolving Credit Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment terminates; provided that if the Total Leverage Ratio as of the end of any fiscal quarter shall be less than 2.00 to 1 as shown on the certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 6.1(d), the commitment fee for the Payment Period (as defined within the definition of "Applicable Margin" in Section 1.1) commencing on the fifth Business day following the delivery of such certificate through but not including the fifth Business Day after the earlier of the due date of next certificate required to be delivered pursuant to Section 6.1(d) or the date of the actual receipt by the Administrative Agent of such certificate, shall accrue at a rate per annum equal to 0.375% on the daily unused amount of the respective Revolving Credit Commitments during such fiscal quarter (provided that if an Event of Default shall have occurred and be continuing, or if the certificate of a Financial Officer shall not be delivered when required, the commitment fee shall accrue at a rate per annum equal to 0.5%). Accrued commitment fees shall be payable in arrears on each Quarterly Date and, in respect of any Revolving Credit Commitments, on the date such Revolving Credit Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

          (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to fifty percent (50%) of the Applicable Margin used in determining interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

          (ii) to the Issuing Lender (x) a fronting fee for its own account, in amounts and at times separately agreed between the Borrower and the Issuing Lender, and (y) the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

     2.11 INTEREST.

     (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin.
                                               ----

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
                   ----

     (c) Notwithstanding the foregoing, during the period when any Event of Default shall have occurred and be continuing, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment,
(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     2.12 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) if the Administrative Agent is advised by the Required Revolving Credit Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Borrowing that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Notice of Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

     2.13 INCREASED COSTS.

     (a)  If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

          (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, or such Lender's or the Issuing Lender's holding company, for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

     2.14 BREAK FUNDING PAYMENTS.

     (a) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (iv) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

     (b) In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

          (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over
----

          (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

     (c) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.15 TAXES.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.15) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     2.16 PAYMENTS GENERALLY: PRO RATA TREATMENT; SHARING OF SET-OFFS.

     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in Boston, Massachusetts as shall be notified to the relevant parties from time to time, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) Except to the extent otherwise provided herein: (i) each borrowing of Revolving Credit Loans, each payment of commitment fees under Section 2.10 and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.7 shall be applied pro rata according to Revolving Credit Commitments; (ii) each payment or prepayment by the Borrower of principal of Revolving Credit Loans shall be made for account of the Revolving Credit Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loans held by them; (iii) each payment by the Borrower of interest on Revolving Credit Loans shall be made for account of the Revolving Credit Lenders pro rata in accordance with the amounts of interest on such Revolving Credit Loans then due and payable to the Revolving Credit Lenders; and
(iv) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

     (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) and accrued interest thereon than the proportion of such amounts received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender entitled thereto (the "Applicable Recipient") hereunder that the Borrower will not make such payment,
 --------------------
the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

     (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.4(e), 2.5(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

     2.17 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                          GUARANTEE BY THE GUARANTORS


     3.1 THE GUARANTEE. Each of the Guarantors hereby jointly and severally guarantees to each Lender, the Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Interest Rate Protection Product, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the

"Guaranteed Obligations").  Each of the Guarantors hereby further agrees that if
-----------------------
the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each of the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     3.2  OBLIGATIONS UNCONDITIONAL.  The obligations of each Guarantor under
Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any of the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, the Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Guaranteed Obligations.

     3.3 REINSTATEMENT. The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, the Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent, any Lender or the Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     3.4 SUBROGATION. Each of the Guarantors hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, the Issuing Lender, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor, as the case may be, to the Borrower.

     3.5 REMEDIES. Each of the Guarantors agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 8.1 or Section 2.4(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1 or Section 2.4(i), as applicable) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.1.

     3.6 INSTRUMENT FOR THE PAYMENT OF MONEY. Each of the Guarantors hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that the Issuing Lender, any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

     3.7 CONTINUING GUARANTEE. The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     3.8 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the assets, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of each Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section 3.8, (i) "Excess Funding Guarantor" means, in
                                            ------------------------
respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii)

"Excess Payment" means, in respect of any
---------------

Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share"
                                                                --------------
means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of
(x) the amount by which the aggregate present fair saleable value of all assets of such Subsidiary Guarantor (excluding any shares of stock of, or ownership interest in, any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents) of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

     3.9 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.1 would otherwise, taking into account the provisions of Section 3.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     3.10 RELEASE OF COLLATERAL AND GUARANTEES. The Administrative Agent and the Lenders agree that if all of the capital stock of any Subsidiary Guarantor that is owned by the Credit Parties is sold to any Person as permitted by the terms of this Agreement and the Collateral Documents, or if any Subsidiary Guarantor is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary Guarantor is not the continuing or surviving corporation, the Administrative Agent shall, upon request of the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), terminate the Guarantee of such Subsidiary Guarantor under this Article III and authorize the Administrative Agent to release the Lien created by the Collateral Documents on any capital stock of such Subsidiary Guarantor.

                                 ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


     Each of the Credit Parties represents and warrants to the Lenders and the Administrative Agent, as to itself and each other Credit Party, that:

     4.1 ORGANIZATION; POWERS. Each Credit Party is duly organized, validly existing and in good standing under the laws of its organization. Each Credit Party has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and, except as otherwise set forth in Schedule
                                                                    --------
4.7, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     4.2 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (other than those already obtained), (b) will not violate any applicable law, policy or regulation or the articles, by-laws or other organizational documents of any Credit Party, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets (except for certain agreements which require third party consents, the failure to obtain which consents, in the aggregate, will not result in a Material Adverse Effect), or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Collateral Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

     4.4  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

     (a) The Borrower has heretofore delivered to the Lenders the following financial statements:

          (i) the audited consolidated balance sheets and statements of earnings
     (loss), stockholders' deficit and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, respectively, accompanied by opinions of Arthur Andersen LLP, independent public accountants;

          (ii) the unaudited consolidated balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Borrower and its Consolidated Subsidiaries as of and for the three-month period ended March 31, 1998 prepared by management of the Borrower, which financial statements fairly present (subject, in the case of such balance sheet as at March 31, 1998 and such statements of income and cash flows for the three months then ended, to normal year-end audit adjustments) the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates and that all such financial statements, including the related schedules thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved; and

          (iii) the projected consolidated balance sheets and statements of profit and loss and statements of cash flows of the Credit Parties for the fiscal years ended December 31, 1998 through December 31, 2002.

Such financial statements (except for the projections) present fairly, in all material respects, the respective actual consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements. Such projections were prepared by the Borrower in good faith and were based on assumptions which were reasonable when made.

     (b) Since December 31, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries taken as a whole from that set forth in the consolidated financial statements referred to in clause (i) of paragraph (a) above, nor any event which could reasonably be expected to have a Material Adverse Effect.

     (c) None of the Credit Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheet as at December 31, 1997 referred to above or as otherwise expressly provided in this Agreement or the financial statements described in this Section 4.4 or otherwise provided pursuant to this Agreement.

     4.5  PROPERTIES.

     (a) Each of the Credit Parties has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, or valid licenses or rights to use, all its real and personal property material to its business.

     (b) Each of the Credit Parties owns, or is licensed to use, all trademarks, service marks, tradenames, copyrights, patents and other intellectual property ("Proprietary Rights") material to its business including, without limitation,
  ------------------
the computer software programs specified therein, and the use thereof by the Credit Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All such trademark applications and registrations, trademarks, registered copyrights, patents and patent applications which are owned by or licensed to any Credit Party are listed on Schedule 4.5 annexed hereto ("Registered Rights"). The
                    ------------                  -----------------
Credit Parties' policies and procedures designed to establish and preserve their ownership of its Proprietary Rights are described in Schedule 4.5. All of the
                                                     ------------
Registered Rights have been duly registered in, filed in or issued by the PTO, the United States Register of Copyrights or other corresponding offices of other jurisdictions as identified on such schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and in each such other jurisdiction. In particular, the Credit Parties have (i) affixed appropriate copyright notices to all copies of all written material subject to copyright protection, and all related documentation distributed to the public and (ii) disclosed or made available confidential information and trade secrets only to employees or consultants of the Credit Parties who required such disclosure or access for the business purposes of the Credit Parties and who have executed written confidentiality agreements governing the use of such confidential information and trade secrets.

     (c) As of the date hereof, Schedule 4.5 contains a true, accurate and
                                ------------
complete list of (i) all owned Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Expect as specified in Schedule 4.5,
                                                                  ------------
each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower has no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.6  LITIGATION AND ENVIRONMENTAL MATTERS.

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Credit Parties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect, except as set forth in a written notice provided to the Administrative Agent by the Borrower.

     4.7 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Credit Parties is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of the Credit Parties holds all licenses, permits and other certificates, including, without limitation, all FCC Licenses and other Franchises, required for the operation of its business as presently conducted. Each of the Credit Parties is in compliance with all applicable regulations of the FCC, including all regulations governing equal employment opportunity and all filing requirements under the Communications Act, and all applicable state and other regulations applicable to its business. All FCC Licenses and other Franchises held by the Credit Parties are described on

Schedule 4.7 attached hereto.  The Credit Parties are the registered holders of
------------
all licenses duly issued by the FCC in respect of their respective businesses. There is no threat of any investigation, notice of violation, order, complaint or proceeding before the FCC against the Credit Parties and no Credit Party has any reason to believe that any of such licenses will not be renewed in the ordinary course. The FCC Licenses and other Franchises listed on Schedule 4.3
                                                                  ------------
constitute the only material Franchises required or advisable in connection with the conduct by the Credit Parties of their businesses as presently conducted.

     4.8 INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party nor any of their respective Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

     4.9 TAXES. Each of the Credit Parties and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

     4.11 DISCLOSURE. The Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The management structure of the Borrower is as set forth on Schedule 4.11 annexed hereto. To the best of the Credit Parties'
         -------------
knowledge, the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Credit Parties to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Credit Party that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

     4.12 CAPITALIZATION. As of the Effective Date, the capital structure and ownership of the Credit Parties is correctly described in Schedule 4.12 annexed
                                                          -------------
hereto. The authorized, issued and outstanding capital stock of the Credit Parties consists, on the date hereof, of the common and preferred stock described on Schedule 4.12, all of which is duly and validly issued and
             -------------
outstanding, fully paid and nonassessable.  Except as set forth in Schedule
                                                                   --------
4.12, as of the date hereof, (x) there are no outstanding Equity Rights with respect to the Credit Parties and (y) there are no outstanding obligations of any Credit Party to repurchase, redeem, or otherwise acquire any shares of capital stock of any Credit Party nor are there any outstanding obligations of the any Credit Party to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the any Credit Party.

     4.13 SUBSIDIARIES.

     (a) Set forth in Schedule 4.13 annexed hereto is a complete and correct
                      -------------
list of all of the Subsidiaries of the Credit Parties as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.13, (x) each Credit Party and its
                                   -------------
respective Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Collateral Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in

Schedule 4.13, (y) all of the issued and outstanding capital
-------------
stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

     (b) Except as set forth in Schedule 4.13, as of the date of this Agreement,
                                -------------
none of the Credit Parties is subject to any indenture, agreement, instrument or other arrangement containing any provision described in Section 7.8, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.

     4.14 MATERIAL INDEBTEDNESS, LIENS AND AGREEMENTS.

     (a) Schedule 4.14(a) annexed hereto contains a complete and correct list,
         ----------------
as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Credit Party and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described in Schedule
                                                                  --------
4.14(a).
-------

     (b) Schedule 4.14(b) annexed hereto contains a complete and correct list,
         ----------------
as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any property of the Credit Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule
                                                                     --------
4.14(b).
-------

     (c) Schedule 4.14(c) annexed hereto contains a complete and correct list as
         ----------------
of the date of this Agreement of the ZPDI Billing and Collection Documents.

     (d) Schedule 4.14(d) annexed hereto contains, in the appropriate part, a
         ----------------
complete and correct list (including the other parties thereto), as of the date of this Agreement, of each of the following contracts and arrangements to which any Credit Party is a party:

          (i) Part (i) lists all agreements between each Credit Party and its customers and sets forth information pertinent to the term, termination provisions and assignability of all such agreements;

          (ii) Part (ii) lists each agreement for the use or licensing of any Proprietary Rights or any similar agreement between a Credit Party and any other Person, including any rights to enhancements or improvements thereto and sets forth information pertinent to the term, termination provisions and assignability of all such agreements;

          (iii) Part (iii) lists all service and management agreements between any Credit Party and any other Person, and sets forth information pertinent to the term, termination provisions and assignability of all such agreements; and

          (iv) Part (iv) lists all equipment leases between any Credit Party and any lessor of equipment used by the Credit Parties, and sets forth information pertinent to the term, termination provisions and assignability of all such agreements.

True and complete copies of each agreement listed on Schedule 4.14 have been
                                                     -------------
delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon the Credit Party which is a party thereto and, to the best knowledge of the Credit Parties, binding upon the other parties thereto in accordance with their terms. The Credit Parties are not in default under any such agreements. The Credit Parties have good commercial working relationships with respect to the other parties listed in Schedule 4.14(d), and, except at the request of a Credit
                  ----------------
Party, no such other party has canceled or otherwise terminated its relationship with such Credit Party, or during the last twelve months decreased materially its services or supplies to such Credit Party or its usage or purchase of services or products of such Credit Party, as the case may be, except as set forth on Schedule 4.14(d). No Credit Party knows of any plan or intention of
         ----------------
any such other party, and nor has it received any written threat from any such other party, to terminate, to cancel or otherwise materially and adversely modify its relationship with a Credit Party or to decrease materially or limit its services or supplies to a Credit Party or its usage or purchase of services or products of a Credit Party. The licenses and other agreements listed in Part
(ii) of Schedule 4.14(d) collectively entitle the Credit Parties to use all
        ----------------
Proprietary Rights material to the conduct of their businesses as presently conducted.

     4.15 FEDERAL RESERVE REGULATIONS. No Credit Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board).

     4.16 BURDENSOME RESTRICTIONS. No Credit Party is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a Material Adverse Effect.

     4.17 FORCE MAJEURE. Since the date of the most recent financial statements referred to in Section 4.4(a)(i) to the Effective Date, the business, properties and other assets of the Credit Parties have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.


                                   ARTICLE V

                                   CONDITIONS


     5.1 EFFECTIVE DATE. The obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

     (a) Counterparts of Agreement.  The Administrative Agent shall have
         -------------------------
received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) Notes.  The Administrative Agent shall have received for each Lender a
         -----
duly completed and executed Revolving Credit Note for such Lender.

     (c) Corporate Structure.  The corporate organizational structure, capital
         -------------------
structure and ownership of the Credit Parties shall be as set forth on Schedules
                                                                       ---------
4.12 and 4.13 annexed hereto.
-------------

     (d) Corporate Matters.  The Administrative Agent shall have received such
         -----------------
documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

     (e) Security Interests in Personal and Mixed Property.  To the extent not
         -------------------------------------------------
otherwise satisfied pursuant to Section 5.1(f), the Administrative Agent shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

          (i) Collateral Documents.  Delivery to the Administrative Agent of all
              --------------------
     the Collateral Documents, duly executed by the applicable party thereto, together with accurate and complete schedules to all such Collateral Documents;

          (ii) Stock Certificates and Instruments.  Delivery to the
               ----------------------------------
     Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Administrative Agent) representing all capital stock pledged pursuant to the Pledge Agreements and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent) evidencing any Collateral;

          (iii)  Lien Searches and UCC Termination Statements.  Delivery to the
                 --------------------------------------------
     Administrative Agent of (A) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iv) UCC Financing Statements and Fixture Filings.  Delivery to the
               --------------------------------------------
     Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v) PTO Cover Sheets, Etc.  Delivery to the Administrative Agent of
              ----------------------
     (A) all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral and (B) evidence that the Credit Parties have registered such copyrights as requested by the Administrative Agent;

          (vi) Consents to Assignment and Intercreditor Agreements.  Delivery to
               ---------------------------------------------------
     the Administrative Agent of (A) consents to assignment and intercreditor agreements executed by all lessors (and their assignees, if applicable) of switches (and such other equipment as the Administrative Agent shall reasonably determine) used by the Credit Parties in the operation of their businesses, and (B) consents of customers, long distance carriers, switch service providers and other vendors to the assignment to the Administrative Agent of all material contracts;

          (vii)  Perfection Certificate.  Delivery to the Administrative Agent
                 ----------------------
     of perfection certificates duly executed by a Financial Officer of each Credit Party and in form and substance reasonably satisfactory to the Administrative Agent;

          (viii)  Opinions of Local Counsel.  Delivery to the Administrative
                  -------------------------
     Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) under the laws of each jurisdiction in which any Credit Party or any material personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of the Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

     (f) Effective Date Mortgages; Effective Date Mortgage Policies; Etc..  The
         ----------------------------------------------------------------
Administrative Agent shall have received from each Credit Party:

          (i) Effective Date Mortgages.  Fully executed and notarized Mortgages
              ------------------------
     or amendments to the "Effective Date Mortgages" delivered pursuant to the Prior Credit Agreement, as required (each a "Effective Date Mortgage" and,
                                                  -----------------------
     collectively, the "Effective Date Mortgages"), in proper form for recording
                        ------------------------
     in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset specified by the Administrative Agent, (each an

     "Effective Date Mortgaged Property" and, collectively, the "Effective Date
     ----------------------------------                          --------------
     Mortgaged Properties");
     --------------------

          (ii) Leasehold Interests.  In the case of each Real Property Asset
               -------------------
     listed in clause (ii) of Schedule 4.5(c), copies of all leases between any
                              ---------------
     Credit Party and any landlord or tenant;

          (iii)  Landlord Consents and Estoppels.  In the case of Each Real
                 -------------------------------
     Property Asset specified by the Administrative Agent, a Landlord Consent and Estoppel with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party;

          (iv) Matters Relating to Flood Hazard Properties.  (A) Evidence
               -------------------------------------------
     reasonably acceptable to the Administrative Agent as to whether any Effective Date Mortgaged Property is a Flood Hazard Property and (B) if there are any such Flood Hazard Properties, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

          (v) Environmental Indemnity.  A hazardous materials indemnity
              -----------------------
     agreement, substantially in the form of Exhibit E annexed hereto, with
                                             ---------
     respect to the indemnification of the Administrative Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials;

          (vi) Title Reports.  With respect to each Effective Date Mortgaged
          ==== -------------
     Property specified by the Administrative Agent, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Effective Date and satisfactory in form and substance to the Administrative Agent;

          (vii)  Opinions of Local Counsel.  An opinion of counsel (which
                 -------------------------
     counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Effective Date Mortgages to be recorded in such state and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

     (g) Evidence of Insurance.  The Administrative Agent shall have received a
         ---------------------
certificate from the Credit Parties' insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to
Section 6.5 is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 6.5.

     (h) Management; Employment Contracts.  The management structure of the
         --------------------------------
Credit Parties shall be as set forth on Schedule 4.11, and the Administrative
                                        -------------
Agent shall have received copies of, and shall be satisfied with the form and substance of (i) any and all employment contracts with any senior management of the Credit Parties, (ii) any and all shareholders agreement among any of the shareholders of the Credit Parties, and (iii) any stock option plans, phantom stock incentive programs and similar arrangements provided by the Credit Parties to any Person.

     (i) Necessary Governmental Authorizations and Consents, Etc..  The Credit
         --------------------------------------------------------
Parties shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on Schedule 4.14 (and so
                                                         -------------
identified thereon), in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and the continued operation of the business conducted by the Credit Parties in substantially the same manner as conducted prior to the consummation of the financing contemplated hereunder and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Without limiting the scope of the foregoing, the Credit Parties shall have obtained all third party consents necessary to cause the assignment to the Lenders for security purposes of all material agreements required to be listed in Schedule 4.14. No action, request for stay, petition
                         -------------
for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

     (j) ZPDI Billing and Collection Documents.  The Administrative Agent shall
         -------------------------------------
have received copies of all duly executed ZPDI Billing and Collection Documents in form and substance acceptable to the Administrative Agent and Special Counsel and any and all actions shall have been taken as advisable, in the judgment of the Administrative Agent and Special Counsel, to cause the financing arrangements incorporated in the ZPDI Billing and Collection Documents to continue in effect in substantially the same manner as prior to the consummation of the financing contemplated hereunder, and to limit the security interests of ZPDI and its assignee to only those billing records of the Credit Parties that are transferred to ZPDI pursuant to the ZPDI Billing and Collection Documents.

     (k) Financial Statements; Projections.  The Administrative Agent shall have
         ---------------------------------
received from the Credit Parties the certified financial statements referred to in Section 4.4 hereof.

     (l) Solvency Assurances.  The Administrative Agent shall have received a
         -------------------
certificate from a Financial Officer to the effect that, as of the Effective Date and after giving effect to the initial Loans hereunder and to the other
Transactions:

          (i) the aggregate value of all assets of the Credit Parties at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties,

          (ii) the Credit Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and

          (iii) the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable and accurately computed.

     (m) Officer's Certificate.  The Administrative Agent shall have received a
         ---------------------
certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

     (n) No Material Adverse Effect.  There shall have occurred no Material
         --------------------------
Adverse Effect (in the reasonable opinion of the Administrative Agent) since December 31, 1997 with respect to any of the Credit Parties.

     (o) Opinion of Counsel to the Credit Parties.  The Administrative Agent
         ----------------------------------------
shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Parr, Waddoups, Brown, Gee & Loveless, counsel to the Credit Parties, substantially in the form of

Exhibit F annexed hereto and covering such matters relating to the Credit
---------
Parties, this Agreement, the other Loan Documents and the Transactions as the Required Revolving Credit Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion).

     (p) Opinion of General Counsel Regarding Compliance with Applicable
         ---------------------------------------------------------------
Telecommunications Laws.  The Administrative Agent shall have received a
-----------------------
favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of General Counsel to the Borrower, substantially in the form of Exhibit G annexed hereto, covering compliance with the
               ---------
Communications Act, FCC regulations, and state laws applicable to the Credit Parties' telecommunications businesses.

     (q) Fees and Expenses.  The Administrative Agent shall have received all
         -----------------
fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all fees and expenses required to be reimbursed or paid by the Credit Parties hereunder.

     (r) Other Documents.  The Administrative Agent shall have received such
         ---------------
other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 1:00 p.m., Boston, Massachusetts time, on June 30, 1998 (and, in the event such conditions are not so satisfied or waived, the Revolving Credit Commitments shall terminate at such time).

     5.2 EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

     (b) No Defaults.  At the time of and immediately after giving effect to
         -----------
such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing and the Credit Parties shall be in compliance with each covenant, condition and agreement contained in this Agreement.

     The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the Borrowing or the date of issuance, amendment, renewal or extension of a Letter of Credit as to the accuracy of the facts referred to in subsections (a) and (b) of this Section 5.2.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS


     Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

     6.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Credit Parties will furnish to the Administrative Agent and each Lender:

     (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Credit Parties:

          (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Credit Parties for such fiscal year and the related consolidated and consolidating balance sheets of the Credit Parties as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year,

          (ii) an opinion (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) of independent certified public accountants of recognized national standing acceptable to the Administrative Agent stating that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Credit Parties as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Credit Parties were not in compliance with Section 7.9, insofar as such Section relates to accounting matters, and

          (iii) a certificate of a Financial Officer stating that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of the Credit Parties, in each case in accordance GAAP consistently applied, as at the end of, and for, such fiscal year;

     (b) as soon as available and in any event within 45 days after the end of each of the four quarterly fiscal periods of each fiscal year of the Credit
Parties:

          (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Credit Parties for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Credit Parties as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), and

          (ii) a certificate of a Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Credit Parties and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of the Credit Parties, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

     (c) as soon as available and in any event with 45 days after the end of each month, internally prepared financial statements consisting of statements of income, and cash flows of the Credit Parties for such month and for the period from the beginning of the current fiscal year to the end of such month, and the related consolidated balance sheets of the Borrower and the Subsidiary Guarantors as at the end of such month and including information relating to each primary business line (i.e., TCS, Prepaid, Directory Assistance, Teleservices and RBOC Services), together with a report detailing the monthly agings of the Credit Parties' accounts receivable;

     (d) concurrently with any delivery of financial statements under clauses
(a) and (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.9 (including in each case, a statement of the Total Leverage Ratio for purposes of the definition of Applicable Margin), and Section 2.9(b)(v), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (e) as soon as available and in any event within 45 days after the beginning of the fiscal year of the Credit Parties an annual operating budget for the current fiscal year which will include projections as to revenues, expenses, EBITDA, borrowing levels and other information reasonably requested by the Lenders, all prepared in good faith in reasonable detail and consistent with the Borrower's past practices in preparing projections and otherwise reasonably satisfactory in scope to the Administrative Agent;

     (f) promptly after the same become publicly available, copies of all registration statements, regular periodic reports and press releases filed by any Credit Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

     (g) promptly upon the filing or mailing thereof, copies of all material reports, schedules and other materials which any Credit Party may now or hereafter be required to file with or deliver to the FCC or any state Governmental Authority in respect of Telecommunications activities of any Credit Party;

     (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (i) promptly upon receipt thereof, copies of any management report and any management responses thereto submitted to the Borrower or its board of directors by its independent public accountants in connection with their auditing function; and

     (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request including, without limitation, documentary evidence, reports or other information pertaining to the compliance by the Credit Parties with the provisions of Section 6.18 hereof.

     6.2 NOTICES OF MATERIAL EVENTS. The Credit Parties will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default or Event of Default (delivered no later than five Business Days after such occurrence);

     (b) the receipt of any material adverse notice or report regarding any Franchise or the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $100,000;

     (d) the acquisition or creation of any Subsidiary of a Credit Party or the completion of any Acquisition;

     (e) any material change in the budget of the Credit Parties, any amendment or modification of any agreement listed on Schedule 4.14, any new or renewed
                                           -------------
insurance policies or any change in the ownership of the Borrower or any Subsidiary Guarantor;

     (f) the occurrence of any event that would require the Borrower to make a prepayment of the Loans or reduce any Commitment pursuant to Section 2.9(b); and

     (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     6.3 EXISTENCE; CONDUCT OF BUSINESS. Each of the Credit Parties will cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 7.4.

     6.4 PAYMENT OF OBLIGATIONS. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     6.5  MAINTENANCE OF PROPERTIES; INSURANCE; LIFE INSURANCE.

     (a)  Each of the Credit Parties will:

          (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; and

          (ii) maintain, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption insurance. Without limiting the generality of the foregoing, each Credit Party will (x) maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or provide evidence acceptable to the Administrative Agent that such insurance is not available and (y) maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (A) name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear and
     (B) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent that names the Administrative Agent for the benefit of the Lenders as the loss payee thereunder for any covered loss in excess of $500,000 over replacement costs and provides for at least 30 days prior written notice to the Administrative Agent of any modifications or cancellation of such policy.

     (b) Not later than 30 days after the Effective Date, the Borrower shall have delivered to the Administrative Agent a collateral assignment of a policy insuring the life of Marc B. Cohen in an amount of not less than $5,000,000, and not later than 60 days after naming any successor to Mr. Cohen pursuant to
Section 8.1(m)(iii), the Borrower shall deliver to the Administrative Agent a collateral assignment of a policy insuring the life of such successor in the same amount.

     6.6 BOOKS AND RECORDS; INSPECTION RIGHTS. Each of the Credit Parties will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Credit Parties will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders hereunder at which the business and operations of the Credit Parties are discussed.

     6.7 FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7 hereof, the Credit Parties will not change the last day of their fiscal year from December 31 of each year, or the last day of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

     6.8 COMPLIANCE WITH LAWS. The Credit Parties will comply with all laws, rules, regulations and orders including, without limitation, Environmental Laws, of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, the Credit Parties will continuously hold all FCC Licenses and Franchises required for the operation of their businesses, including, without limitation all Franchises required by the FCC or any state Governmental Authority in connection with the ownership and operation of their businesses, in any such case where the failure to hold any such FCC License or Franchise, would reasonably be expected to have a Materially Adverse Effect. The Credit Parties will also comply in all material respects with all applicable filing and operating requirements of all of such FCC Licenses and Franchises, and any and all other regulations promulgated by the FCC and state Governmental Authorities in connection with the operation of their telecommunication activities, including regulations governing equal employment opportunity.

     6.9 COMPLIANCE WITH AGREEMENTS. The Credit Parties will comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including any agreement listed on Schedule 4.14; provided that the Credit
                                  -------------
Parties may contest any such lease, agreement and other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.

     6.10 USE OF PROCEEDS. The proceeds of the Loans will be used only for (a) the repayment of existing Indebtedness, (b) working capital requirements, (c) Capital Expenditures permitted hereunder, (d) expenses incurred in connection with the financing contemplated hereunder and (e) general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     6.11 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARY GUARANTORS AND COLLATERAL SECURITY.

     (a) Additional Subsidiary Guarantors.  In the event that any Credit Party
         --------------------------------
shall form or acquire any new Subsidiary after the date hereof, the Credit Parties will cause such new Subsidiary within five Business Days of such formation or acquisition:

          (i) to execute and deliver to the Administrative Agent the following documents: (1) a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Subsidiary Guarantor" hereunder), (2) a Pledge Agreement, (3) a Security Agreement, (4) an Intellectual Property Security Agreement and (5) Mortgages and such other instruments documents and agreements as may be required by the Administrative Agent; and

          (ii) to take such action (including delivering such shares of stock and executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable First Priority Liens consistent with the provisions of the applicable Collateral Documents; and

          (iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Subsidiary Guarantor pursuant to Section 5.1 upon the Effective Date or as the Administrative Agent shall have reasonably requested.

     (b) Ownership of Subsidiary Guarantors.  Except as expressly permitted by
         ----------------------------------
this Agreement, no Credit Party shall sell, transfer or otherwise dispose of any shares of stock in any Subsidiary Guarantor owned by it, nor permit any Subsidiary Guarantor to issue any shares of stock of any class whatsoever to any Person other than to a Credit Party. The Credit Parties will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Subsidiary Guarantor on the date hereof (or, in the case of any newly formed or newly acquired Subsidiary Guarantor, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Credit Party. In the event that any additional shares of stock shall be issued by the Borrower or any Subsidiary Guarantor, the respective holder of such shares of stock shall forthwith deliver to the Administrative Agent pursuant to a Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to such Pledge Agreement.

     6.12 ERISA. The Credit Parties will maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     6.13 ENVIRONMENTAL MATTERS; REPORTING. The Credit Parties will observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Credit Parties taken as a whole. The Credit Parties will give the Administrative Agent prompt written notice of any violation as to any environmental matter by any Credit Party and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse effect would result on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any Credit Party which are material to the operations of the such Credit Party, or
(b) which will or threatens to impose a material liability on such Credit Party to any Person or which will require a material expenditure by such Credit Party to cure any alleged problem or violation.

     6.14 CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

     (a) If any Credit Party acquires any Material Leasehold Property, each of the Credit Parties shall use its best efforts (without requiring such Credit Party to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pockets costs, including attorneys' fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

     (b) From and after the Effective Date, in the event that (i) any Credit Party acquires any fee interest in real property or any Material Leasehold Property, or the Administrative Agent determines in its sole discretion to place a Mortgage on any Real Property Asset owned on the Effective Date by any Credit Party if a Mortgage was not placed on any such Real Property Asset as of the Effective Date, or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbering of which requires the consent of any applicable lessor or (in the case of clause (ii) above) any then-existing senior lienholder, where the Credit Parties are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or
(ii) being a "Additional Mortgaged Property"), such Credit Party shall deliver
              -----------------------------
to the Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property, the following:

          (i) Additional Mortgages.  A fully executed and notarized Mortgage (an
              --------------------
     "Additional Mortgage"), in proper form for recording in all appropriate
      -------------------
     places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property;

          (ii) Recorded Leasehold Interests.  In the case of any Additional
               ----------------------------
     Mortgaged Property consisting of a Leasehold Property, copies of all leases between any Credit Party and any landlord or tenant;

          (iii)  Landlord Consents and Estoppels.  In the case of any Additional
                 -------------------------------
     Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv) Matters Relating to Flood Hazard Properties.  (A) Evidence as to
               -------------------------------------------
     whether any Additional Mortgaged Property is a Flood Hazard Property and
     (B) if such Additional Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

          (v) Title Insurance.  (A) If required by the Administrative Agent,
          === ---------------
     ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Additional Mortgage Policies") issued by the Title Company
                    ----------------------------
     with respect to the Additional Mortgaged Property, in an amount satisfactory to the Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, each such Additional Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to such standard exceptions as may be reasonably acceptable to the Administrative Agent, which Additional Mortgage Policy
     (I) shall include all endorsement for matters reasonably requested by the Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) evidence satisfactory to the Administrative Agent that such Credit Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

          (vi) Title Reports.  If no Additional Mortgage Policy is required with
               -------------
     respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Administrative Agent;

          (vii)  Copies of Documents Relating to Title Exceptions.  Copies of
                 ------------------------------------------------
     all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or in the title reports delivered pursuant to Section 6.14(b)(vi);

          (viii)  Environmental Audit.  If required by the Administrative Agent,
          ======  -------------------
     reports and other information in form, scope and substance satisfactory to the Administrative Agent and prepared by environmental consultants satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which any Credit Party may be subject with respect to such Additional Mortgaged Property; and

          (ix) Opinions of Counsel.  (1) A favorable opinion of counsel (which
               -------------------
     counsel shall be satisfactory to the Administrative Agent and Special Counsel), as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request, and (2) if required by the Administrative Agent, an opinion of counsel (which counsel shall be satisfactory to the Administrative Agent and Special Counsel) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgages to be recorded in such state and such other matters (including without limitation any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

     (c) Each of the Credit Parties shall permit an independent real estate appraiser satisfactory to the Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of all applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Administrative Agent in its sole discretion).

     6.15 M/C PARTNERS AGREEMENTS. The Holding Company will observe and comply with each applicable provision of the M/C Partners Agreements.

     6.16 INTEREST RATE PROTECTION. Not later than December 31, 1998, the Borrower will purchase (and shall expend not more than an amount acceptable to the Required Revolving Credit Lenders in connection therewith) Interest Rate Protection Products, satisfactory to the Administrative Agent, which will cap the maximum interest rate payable by the Borrower hereunder at not more than ten percent (10%) with respect to at least fifty percent (50%) of the aggregate Revolving Credit Commitments for a period of not less than three years; provided that if, on or before December 31, 1998, the Borrower completes a Public Offering of equity securities, for the account of the Borrower, and the Borrower utilizes a portion of the proceeds of such Public Offering to permanently reduce the aggregate Revolving Credit Commitments to not more than $12,500,000, then the Borrower shall not be obligated to purchase or maintain any Interest Rate Protection Products pursuant to this Section 6.16.

     6.17 RENEWAL OF CUSTOMER CONTRACTS. Upon the expiration and renewal or the renegotiation of any agreement listed in Part (i) of Schedule 4.14(d) and for
                                                     ----------------
any agreements of the type listed in such Part (i) of Schedule 4.14(d) entered
                                                      ----------------
into by any Credit Party after the Effective Date, the Borrower will use its best efforts to include provisions in such agreements which authorize the collateral assignment of such agreements to the Administrative Agent on behalf of the Lenders without the consent of the other parties to any such agreement.

     6.18 Year 2000 Compliance. Not later than December 31, 1998, the Credit Parties shall have taken all actions necessary to assure that their computer-based systems are able to effectively process data, including dates, on and after January 1, 2000. The Credit Parties shall promptly notify the Administrative Agent in writing promptly (i) in the event of any potential "Year 2000 Problem" (as hereinafter defined) and (ii) in the event the Credit Parties believe that the requirement specified in the first sentence of this Section
6.18 has not been met or is not likely to be met by December 31, 1998. Such written notice shall specify and describe in detail the nature of the Year 2000 Problem, or reason for actual or anticipated failure to satisfy the requirements set forth in this Section 6.18, as the case may be, including a description of the equipment or systems involved, the event causing such Year 2000 Problem or actual or anticipated failure and the Borrowers plan to address such Year 2000 problem or actual or anticipated failure. For purposes of this Section 6.18, the term "Year 2000 Problem" means any significant risk that computer hardware or software used in the Credit Parties' business or operations will not in the case of any dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or times occurring prior to January 1, 2000.

                                  ARTICLE VII

                               NEGATIVE COVENANTS


     Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants, and agrees, with the Lenders that, without the prior written consent of the Required Revolving Credit Lenders (or such greater proportion of Lenders as shall be required hereunder):

     7.1 INDEBTEDNESS. No Credit Party will create, incur, assume or permit to exist any Indebtedness or to issue any preferred stock (notwithstanding any terms and preferences related to dividends, redemption, conversion or exchange options, or liquidation preferences and priorities for such preferred stock), except:

     (a) Indebtedness created hereunder;

     (b) Indebtedness existing on the date hereof and set forth in Schedule
                                                                   --------
4.14;

     (c) Indebtedness of any Credit Party to any other Credit Party;

     (d) Guarantees by any Credit Party of Indebtedness of any other Credit
Party;

     (e) Indebtedness of any Credit Party (determined on a consolidated basis without duplication in accordance with GAAP) secured by Liens permitted under
Section 7.2(i) in an aggregate principal amount (including the aggregate principal amount of all Capital Lease Obligations or other Indebtedness of the Credit Parties owing to Heller Financial, Inc. or its Affiliates) not in excess of $7,500,000 at any one time outstanding;

     (f) Additional Indebtedness of the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) in an aggregate principal amount not in excess of $200,000 at anyone time outstanding;

     (g) Indebtedness arising out of a sale/leaseback of the switch located in Miami, Florida, to the extent permitted under Section 7.12 hereof; and

     (h) Indebtedness of Quest Real Estate Properties, Inc. in an aggregate principal amount not in excess of $1,000,000 secured by a Lien on the real property and improvements owned by Quest Real Estate Properties, Inc. and located in Atlanta, Georgia.

     7.2 LIENS. No Credit Party will create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Liens created under the Collateral Documents;

     (b) any Lien on any property or asset of any Credit Party existing on the date hereof and set forth in Schedule 4.14, provided that (i) such Lien shall
                             -------------
not apply to any other property or asset of any Credit Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or (in the case of property taxes and assessments not exceeding $100,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Credit Party in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.1(j) hereof;

     (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Credit Party or interfere with the ordinary conduct of the business of any Credit Party;

     (h) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letters of credit drawings; and

     (i) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Credit Party, provided that (A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by Sections 7.1(e) or 7.1(h), (B) such Liens and the Indebtedness secured thereby (other than the Indebtedness permitted under Section 7.1(h) and the Lien securing such indebtedness) are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets (or in the case of the Indebtedness permitted by Section 7.1(h), 80% of the fair market value of the real property and improvements securing such Indebtedness), and (D) such security interests shall not apply to any other property or assets of any Credit Party.

     7.3 CONTINGENT LIABILITIES. No Credit Party will Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

     (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

     (b) Guarantees of obligations of any Credit Party by any other Credit
Party;

     (c) Guarantees in effect on the date hereof which are disclosed in Schedule
                                                                        --------
4.14; and
----

     (d) obligations in respect of Letters of Credit.

     7.4 FUNDAMENTAL CHANGES. No Credit Party will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Credit Party will acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 7.5 and Capital Expenditures permitted under Section 7.9(e). No Credit Party will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired, including receivables and leasehold interests, but excluding (x) obsolete or worn-out property (including leasehold interests), tools or equipment no longer used or useful in its business, (y) property sold or disposed of in the ordinary course of business and on ordinary business terms (and property which is not sold in the ordinary course if the proceeds of such property are promptly utilized to replace such property and the aggregate amount of such proceeds do not exceed $500,000 during any fiscal year), and (z) the sale or transfer of accounts receivable of the Credit Parties to ZPDI in accordance with the ZPDI Billing and Collection Documents, which sales or transfers shall be free and clear of any security interest created by the Security Documents.

     Notwithstanding the foregoing provisions of this Section 7.4:

     (a) any Guarantor may be merged or consolidated with or into any other Guarantor; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

     (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or to any other Guarantor;

     (c) the capital stock of any Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any Guarantor; and

     (d) the Holding Company may complete the initial public offering and sale of equity securities referred to in Section 2.9(b)(iii).

     7.5  INVESTMENTS; INTEREST RATE PROTECTION PRODUCTS.

     (a) No Credit Party will make or permit to remain outstanding any Investment, except:

          (i) Investments by the Holding Company in the capital stock of the Borrower and by the Borrower in the capital stock of the Subsidiary Guarantors (and in dot.One, Inc. to the extent outstanding on the date of the financial statements of the Credit Parties referred to in Section 4.4 hereof), advances by the Borrower to any Subsidiary Guarantor and advances by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, in each case in the ordinary course of business, and capital contributions by the Borrower to any Subsidiary Guarantor;

          (ii)  Permitted Investments;

          (iii)  Operating deposit accounts with banks; and

          (iv) Cash dividends or advances by the Borrower to the Holding Company in the aggregate amount of and at the times of any payment by the Holding Company of taxes owing by the Holding Company at such time, provided that any tax refunds received by the Holding Company shall promptly be returned by the Holding Company to the Borrower.

     (b) No Credit Party will enter into any Interest Rate Protection Product, other than Interest Rate Protection Products entered into in the ordinary course of business to hedge or mitigate risks to which any Credit Party is exposed in the conduct of its business or the management of its liabilities and the Interest Rate Protection Products required by Section 6.16.

     7.6 RESTRICTED JUNIOR PAYMENTS. No Credit Party will declare or make any Restricted Junior Payment at any time, except for those dividends and advances from the Borrower to the Holding Company expressly permitted under subsection 7.5(a)(iv) hereof. Nothing herein shall be deemed to prohibit the making of any dividend or distribution by any Subsidiary Guarantor to the Borrower or to any other Subsidiary Guarantor.

     7.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Credit Party will directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that:

          (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Credit Party and receive reasonable compensation for his or her services in such capacity;

          (ii) the Credit Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.7
                                                                  ------------
     annexed hereto; and

          (iii) the Credit Parties may sell or transfer accounts receivable to ZPDI in accordance with the ZPDI Billing and Collection Documents.

     7.8 RESTRICTIVE AGREEMENTS. No Credit Party will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any other Credit Party or the ability of any Guarantor to Guarantee Indebtedness of any other Credit Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.8 annexed hereto
                                                     ------------
(but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary Guarantor pending such sale, provided such restrictions and conditions apply only to the Subsidiary Guarantor that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     7.9  CERTAIN FINANCIAL COVENANTS.

     (a) Total Interest Coverage Ratio.  The Credit Parties will not permit the
         -----------------------------
Total Interest Coverage Ratio at any time during any fiscal quarter ending on or after any date set forth below to be less than the ratio set opposite such date:

            Dates                                Ratio
            -----                                -----

          June 30, 1998                        1.50 to 1.00

          September 30, 1998                   1.75 to 1.00

          December 31, 1998                    2.00 to 1.00

          March 31, 1999                       2.25 to 1.00

          June 30, 1999                        2.25 to 1.00

          September 30, 1999                   2.50 to 1.00

          December 31, 1999                    2.50 to 1.00

          March 31, 2000 and the last day
          of each fiscal quarter thereafter    3.00 to 1.00

     (b) Pro Forma Debt Service Coverage Ratio.  Commencing after and with
         -------------------------------------
respect to the fiscal quarter ending September 30, 1998, the Credit Parties will not permit the Pro Forma

Debt Service Coverage Ratio as at the end of any fiscal quarter during any fiscal year set forth below to be less than the ratio set opposite such year:

          Fiscal Year Ending               Ratio
          ------------------               -----

          December 31, 1998             1.05 to 1.00

          December 31, 1999             1.10 to 1.00

          December 31, 2000 and each
          fiscal year thereafter        1.25 to 1.00

     (c) Fixed Charge Coverage Ratio.  The Credit Parties will not permit the
         ---------------------------
Fixed Charge Coverage Ratio for any fiscal year set forth below to be less than the ratio set opposite such fiscal year:

          Fiscal Year Ending               Ratio
          ------------------               -----
          December 31, 1998             1.00 to 1.00

          December 31, 1999             1.05 to 1.00

          December 31, 2000 and each
          fiscal year thereafter        1.10 to 1.00

     (d) Total Leverage Ratio.  Commencing after and with respect to the fiscal
         --------------------
quarter ending September 30, 1998, the Credit Parties will not permit the Total Leverage Ratio as at the end of any fiscal quarter during any fiscal year set forth below to exceed the ratio set opposite such year:

          Fiscal Year Ending               Ratio
          ------------------               -----
          December 31, 1998             3.75 to 1.00

          December 31, 1999             3.00 to 1.00

          December 31, 2000 and each
          fiscal year thereafter        2.00 to 1.00

     (e) Capital Expenditures.  The Credit Parties will not permit the aggregate
         --------------------
amount of Capital Expenditures for any fiscal year to exceed the amount set opposite such fiscal year below:

          Fiscal Year Ending               Capital Expenditures
          ------------------               --------------------

          December 31, 1998                $9,000,000

          December 31, 1999 and each
          fiscal year therafter            $5,000,000

provided, however that to the extent that actual Capital Expenditures in any fiscal year shall be less than the maximum amount set forth above for such fiscal year (without giving effect to the carryover permitted by this proviso), the excess of the maximum amount over the actual Capital Expenditures shall be available for Capital Expenditures in the immediately succeeding fiscal year but may not be carried over into any subsequent fiscal years.

     (f) Minimum EBITDA.  The Credit Parties will not permit EBITDA for the
         --------------
fiscal year ending December 31, 1998 to be less than $7,000,000.

     7.10 LINES OF BUSINESS. No Credit Party shall engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the Credit Parties as of the Effective Date and businesses directly related thereto and (ii) such other lines of business as may be consented to in writing by the Required Revolving Credit Lenders.

     7.11 MODIFICATIONS OF CERTAIN DOCUMENTS. No Credit Party will consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Subordinated Indebtedness or any other Material Indebtedness, or any M/C Partners Agreement or any agreement listed on

Schedule 4.14 without the prior consent of the Required Revolving Credit
-------------
Lenders.  No Guarantor shall Guarantee any Subordinated Indebtedness.

     7.12 SALE/LEASEBACK TRANSACTIONS. No Credit Party will enter into any arrangements, directly or indirectly, with any Person whereby any Credit Party shall sell or transfer any property real, personal or mixed used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property, except that the Borrower may acquire and then subsequently sell and leaseback the switch located in Miami, Florida on terms and subject to documentation reasonably acceptable to the Administrative Agent.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT


     8.1  EVENTS OF DEFAULT.

     If any of the following events ("Events of Default") shall occur:
                                      -----------------

     (a) the Credit Parties shall fail to pay any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or shall fail to pay any interest on any Loan, any reimbursement obligation in respect of any LC Disbursement, any other amount or fee payable hereunder or any other agreement to the Administrative Agent or the Lenders within three days after the due date;

     (b) any representation or warranty made or deemed made by or on behalf any Credit Party in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

     (c) the Credit Parties shall fail to observe or perform any covenant, condition or agreement contained in Article VI or in Article VII;

     (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

     (e) any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (i) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

     (j) a final judgment or judgments for the payment of money in excess of $150,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $300,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against any Credit Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Credit Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

     (k) an ERISA Event shall have occurred that, in the opinion of the Required Revolving Credit Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (l) a reasonable basis shall exist for the assertion against any Credit Party (or there shall have been asserted against any Credit Party) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Credit Party or any of its Subsidiaries or Affiliates, or any predecessor in interest of any Credit Party or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by any Credit Party or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by any Credit Party or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Required Revolving Credit Lenders are reasonably likely to be determined adversely to any Credit Party or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

     (m) any of the following events shall occur and be continuing:

          (i) Media/Communication Partners III L.P., M/C Investors, LLC, Jerry Romney, Sr., Lyle Keys and trusts for the benefit of the immediate family of Lyle Keys with Mr. Keys as trustee, Richard DeWitt and Carmelo Catalano shall cease, collectively, to own directly at least 55% of the outstanding capital stock of the Holding Company;

          (ii) the Holding Company shall cease to own 100% of the outstanding capital stock of Borrower;

          (iii) a majority of the seats (other than vacant seats) on the board of directors of the Borrower and the Holding Company shall be occupied by Persons who were neither (x) nominated by the board of directors of the Borrower and the Holding Company nor (y) appointed by directors so nominated; or

          (iv) Marc B. Cohen for any reason shall cease to be the President and Chief Executive Officer of the Borrower and the Holding Company, and no successor thereto, acceptable to the Required Revolving Credit Lenders (such acceptance not to be unreasonably withheld) having experience, knowledge (including knowledge of software and accounting practices) and industry relationships reasonably necessary to the position, shall have been engaged and shall have commenced to perform the duties currently performed by Mr. Cohen, within 150 days after such cessation (the name of any such acceptable successor who shall have been so engaged and shall have commenced performance of such duties within such period shall be deemed to have been inserted in place of Mr. Cohen, in this clause (iv));

     (n) any of the following shall occur: (i) the Liens created by the Collateral Documents shall at any time (other than by reason of the Administrative Agent relinquishing such Lien) cease to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Document shall be contested by any Person;

     (o) any Guarantor shall assert that its obligations hereunder or under the Collateral Documents shall be invalid or unenforceable;

     (p) any agreement described in Part (ii), Part (iii) or Part (iv) of
Schedule 4.14(d) is terminated and such termination has a Material Adverse Effect on any Credit Party;

     (q) a default by any Credit Party shall have occurred under any of the ZPDI Billing and Collection Documents or under any of the M/C Partners Agreements, which default could have a Material Adverse Effect;

     (r) a default shall have occurred under any of the RBOC Agreements that enables or permits (with or without the giving of notice, the lapse of time or both) any RBOC to terminate such agreement without payment of the stated termination fee required to be paid to the Credit Parties;

     (s) the Credit Parties shall have failed to comply with any applicable provision of the Communications Act, any FCC regulation or any regulation of any other Governmental Authority, the non-compliance of which would have a Material Adverse Effect, or any material FCC License or Franchise held by the Credit Parties shall be terminated, cancelled or not renewed, or the Credit Parties shall be enjoined, restrained or prevented in any way by the order of any Governmental Authority to conduct their business; or

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

     (t) the Credit Parties shall have failed to give the Administrative Agent adequate notice pursuant to Section 6.18 and adequate written assurance that the Credit Parties will not be adversely affected by any actual or potential Year 2000 Problem;

then, and in every such event (other than an event with respect to the Credit Parties described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Revolving Credit Lenders shall, by notice to the Credit Parties, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and (iii) the Administrative Agent may exercise all of the rights as secured party and mortgagee under the Collateral Documents; and in case of any event with respect to the Credit Parties described in clause (g) or (h) of this Article, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Administrative Agent shall be permitted to exercise such rights as secured party and mortgagee under the Collateral Documents to the extent permitted by applicable law.

     8.2 OPERATE BUSINESS. In case any one or more of the Events of Default shall have occurred and be continuing, the Administrative Agent shall have the right (but not the obligation) to operate the business and systems of the Credit Parties in accordance with the terms of any FCC Licenses and Franchises and pursuant to the terms and subject to any limitations contained in the Security Agreements and to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. Such payments and expenditures in excess of receipts shall constitute Loans under this Agreement. No exercise by the Administrative Agent of the rights granted to it under this
Section 8.2 shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and/or the Lender under this Credit Agreement or at law. Each Credit Party hereby irrevocably appoints the Administrative Agent, the true and lawful attorney of such Credit Party, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of such Credit Party's business in the exercise of the Administrative Agent's and Lender's rights under this Section 8.2. Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent and Lenders under this Section 8.2 shall be subject to their prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder and the laws and regulations of state Governmental Authorities to the extent applicable to the exercise of such rights.

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

     8.3 RECEIVERSHIP. Without limiting the generality of the foregoing or limiting in any way the rights of the Lenders under the Collateral Documents or otherwise under applicable law, at any time after (i) the entire principal balance of any Loan shall have become due and payable (whether at maturity, by acceleration or otherwise) and shall remain unpaid, and (ii) the Administrative Agent shall have provided to the Credit Parties not less than ten (10) days prior written notice of its intention to apply for a receiver, the Administrative Agent shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by the Administrative Agent to enforce the Lenders' rights and remedies hereunder and under the Collateral Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Credit Parties, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loans and other fees and expenses due hereunder and under the Collateral Documents as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. THE CREDIT PARTIES HEREBY IRREVOCABLY CONSENT TO AND WAIVE ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. THE CREDIT PARTIES (I) GRANT SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGE THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE ENFORCEMENT OF THE LENDERS' RIGHTS AND REMEDIES HEREUNDER AND UNDER THE COLLATERAL DOCUMENTS, AND
(B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO MAKE THE LOANS TO THE BORROWER; AND (III) AGREE TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. THE LENDERS ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS SECTION 8.2 SHALL BE DEEMED TO CONSTITUTE A WAIVER OF THE CREDIT PARTIES' RIGHT TO FILE FOR PROTECTION UNDER TITLE 11 OF THE UNITED STATES CODE AT ANY TIME PRIOR TO THE APPOINTMENT OF A RECEIVER.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT


     9.1 APPOINTMENT AND AUTHORIZATION. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

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

     9.2 FLEET'S RIGHTS AS LENDER. Fleet shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though Fleet were not the Administrative Agent, and Fleet and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

     9.3 DUTIES AS EXPRESSLY STATED. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Revolving Credit Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Subsidiaries that is communicated to or obtained by Fleet or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Revolving Credit Lenders, or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not, except to the extent expressly instructed by the Required Revolving Credit Lenders with respect to collateral security under the Collateral Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable law.

     9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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

     9.5 ACTION THROUGH SUB-ADMINISTRATIVE AGENTS. The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

     9.6 RESIGNATION OF ADMINISTRATIVE AGENT AND APPOINTMENT OF SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Revolving Credit Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, which shall be a bank with an office in Boston, Massachusetts or New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     9.7 LENDERS' INDEPENDENT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

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                                 ARTICLE X

                                 MISCELLANEOUS


     10.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to any Credit Party, to Teltrust, Inc., 6322 South 3000 East, Salt Lake City, Utah 84121, Attention of Martin J. Huebschman (Telecopy No. (801) 947-8118), with a copies to Steven W. Swenson, General Counsel, Teltrust, Inc., 6322 South 3000 East, Salt Lake City, Utah 84121 (Telecopy No. (801) 947-8064) and Parr, Waddoups, Brown, Gee & Loveless, 185 South Street, Suite 1300, P.O. Box 11019, Salt Lake City, Utah 84147, Attention of Victor A. Taylor (Telecopy No. (801) 532-7750) and Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109 Attention of John B. Steele, Esq. (Telecopy No. (617) 523-1234);

     (b) if to the Administrative Agent, to Fleet National Bank, One Federal Street, Mail Stop MA OF DO3D, Boston, Massachusetts 02110, Attention of Stephen
J. Healey and Christine M. Campanelli (Telecopy No. (617) 346-4346), with a copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention of George Ticknor (Telecopy No. (617) 227-4420); and

     (c) if to any Lender (including to Fleet in its capacity as the Issuing Lender), to it at its address (or telecopy number) set forth in Schedule 2.1.
                                                                ------------

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     10.2 WAIVERS; AMENDMENTS.

     (a) No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative

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

Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Revolving Credit Lenders or by the Borrower and the Administrative Agent with the consent of the Required Revolving Credit Lenders; provided that no such agreement shall:

          (i) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender;

          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

          (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Revolving Credit Commitment, or postpone the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

          (iv) change Section 2.9 in any manner, or change Section 2.16(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

          (v) alter the rights or obligations of the Borrower to prepay Loans without the written consent of each Lender;

          (vi) change any of the provisions of this Section 10.2 or the definition of "Required Revolving Credit Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

          (vii) release any of the Guarantors from their obligations in respect of its Guarantee under Article III or release all or any substantial portion of the Collateral, except as expressly permitted by this Agreement, without the written consent of each Lender; or

          (viii)  waive any of the conditions precedent specified in Section
     5.1;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

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

     (c) Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of Revolving Credit Loans shall be effective against the Revolving Credit Lenders unless the Required Revolving Credit Lenders shall have concurred with such waiver or modification.

     (d) None of the Collateral Documents nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto, and by the Administrative Agent with the consent of the Required Revolving Credit Lenders.

     10.3 EXPENSES; INDEMNITY: DAMAGE WAIVER.

     (a) The Credit Parties jointly and severally agree to pay, or reimburse the Administrative Agent and/or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for such Administrative Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Agreement or any other document referred to therein.

     (b) The Credit Parties jointly and severally agree to indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
                                                                   ----------
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds there from (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not

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

strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Issuing Lender under paragraph (a) or (b) of this Section 10.3, each Revolving Credit Lender severally agrees to pay to the Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

     (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

     10.4 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that

          (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) and the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

          (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

          (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

          (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Section 8.1 has occurred and is continuing.

     (c) Upon acceptance and recording with the Administrative Agent in the Register pursuant to paragraph (e) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) of this Section 10.4 and which complies with paragraph (f) of this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section and shall otherwise convey no rights hereunder.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.4 and any written consent to such assignment required by paragraph (b) of this
Section 10.4, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Upon recording such Assignment and Acceptance, the Administrative Agent shall deliver to the Lenders, the Issuing Lender and the Credit Parties a revised copy of Schedule
                                                                     --------
2.1 reflecting the current information.
---

     (f) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and
             -----------
obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b), or the first proviso to Section 10.2(c), that affects such Participant. Subject to paragraph (g) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4.

     (g) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

     (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (i) Anything in this Section 10.4 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Credit Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

     (j) The Borrower agrees that during the Revolving Credit Availability Period it shall provide to the Lenders such information describing the Borrower, the Revolving Credit Commitments and the Transactions (including pro-forma financial projections for the remainder of the Revolving Credit Availability Period in form and substance satisfactory to the Administrative Agent), and such information may be distributed by the Administrative Agent or any Lender, on a confidential basis, to prospective assignees of all or a portion of the Administrative Agent's or such Lender's rights and obligations under this Agreement.

     10.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

     10.6 COUNTERPARTS; INTEGRATION; REFERENCES TO AGREEMENT; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Collateral Document or UCC Financing Statement to the "Credit Agreement" to which the Administrative Agent, the Lenders and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     10.8 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.8 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

     10.9 TERMINATION OF PRIOR CREDIT AGREEMENT. Upon the execution and delivery of this Agreement, the Prior Credit Agreement shall be terminated and of no force and effect, except for the obligation of the Credit Parties to pay any and all obligations incurred thereunder or in respect thereof (including the payment of the entire unpaid amount of principal of, if any, an accrued interest on the Loans made thereunder, and the payment in full of all fees and expenses provided for in the Prior Credit Agreement) and except for the continuation of the security interest in the Collateral in favor of the Lenders provided therein and in the other Loan Documents, which security interest is hereby acknowledged and confirmed.

     10.10  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts.

     (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of

Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

     (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.10.

     10.12 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         BORROWER
                         --------

                         TELTRUST HOLDINGS, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:


                         GUARANTORS
                         ----------

                         TELTRUST, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:


                         TELTRUST COMMUNICATIONS SERVICES, INC.
                         --------------------------------------

                         By
                           ---------------------------------
                           Name:
                           Title:


                         TELTRUST TELESERVICES, INC.

                         By
                           ---------------------------------
                           Name:
                           Title:


                         TELTRUST PHONES, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QUEST GROUP INTERNATIONAL, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QUEST COMMUNICATIONS MANAGEMENT, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QUEST CORRECTIONAL COMMUNICATIONS, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QUEST TELECOMMUNICATIONS, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QTI OF NEW HAMPSHIRE, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QUEST NETWORK, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         QUEST REAL ESTATE PROPERTIES, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         TELECOM NETWORK SERVICES, INC.


                         By
                           ---------------------------------
                           Name:
                           Title:

                         ADMINISTRATIVE AGENT
                         --------------------

                         FLEET NATIONAL BANK,
                         as Administrative Agent


                         By
                           ---------------------------------
                           Name:
                           Title:

                         LENDERS
                         -------


                         FLEET NATIONAL BANK


                         By
                           ---------------------------------
                           Name:
                           Title:


                         FIRST UNION NATIONAL BANK


                         By
                           ---------------------------------
                           Name:
                           Title:


                         ISSUING LENDER
                         --------------

                         FLEET NATIONAL BANK,
                         as Issuing Lender


                         By
                           ---------------------------------
                           Name:
                           Title:

     The following have become parties to this Agreement as of the date set forth next to their respective signatures:

                         ADDITIONAL SUBSIDIARY GUARANTORS
                         --------------------------------


                         -----------------------------------



Dated:                     By
      -------------------    ---------------------------------
                             Name:
                             Title:

                                                                    SCHEDULE 2.1


                                  COMMITMENTS

                                    REVOLVING
                                      CREDIT
LENDER                              COMMITMENT
------                           ----------------
FLEET NATIONAL BANK                $15,000,000.00
One Federal Street
Boston, MA  02110
Attention:  Stephen J. Healey
Telephone:  (617) 346-4367
Facsimile:  (617) 346-4346

FIRST UNION NATIONAL BANK          $10,000,000.00
One First Union Center
Mail Code:  NC0735
301 South College Street
Charlotte, NC  28288
Attention:  Adrienne Musgnug
Telephone:  (704) 383-6132
Facsimile:  (704) 374-4092

TOTAL                              $25,000,000.00
                                   --------------